CAPACITY PURCHASE AGREEMENT

BETWEEN

AMERICAN AIRLINES, INC.

AND

REPUBLIC AIRLINE INC.

DATED AS OF JANUARY 23, 2013

CONFIDENTIAL TERMS OF THIS AGREEMENT THAT HAVE BEEN REDACTED ARE MARKED “[***]”

Table of Contents

	Article I - Definitions	5
	Article II - Capacity Purchase, Revenues and Other Services	6
Section 2.01	Capacity Purchase
Section 2.02	Flight-Related Revenues
Section 2.03	Non-Revenue Pass Travel
Section 2.04	Ground Handling
Section 2.05	Gates and Passenger-Related Terminal Facilities
	Article III - Use of Covered Aircraft	9
Section 3.01	Use of Covered Aircraft
Section 3.02	Spare Aircraft
Section 3.03	Additional Aircraft
Section 3.04	Flight Designator Codes and Codeshare Terms
Section 3.05	Flight Dispatch
	Article IV - Service Standards, Performance Measurement and Training	12
Section 4.01	Crews and Other Personnel
Section 4.02	Governmental Regulations
Section 4.03	Quality of Service
Section 4.04	Access and Use of American Systems
Section 4.05	Processing and Adjudicating Customer or Passenger Complaints
Section 4.06	Catering Products and Catering Services
	Article V - Safety	16
Section 5.01	Incidents or Accidents
	Article VI - Other Obligations of Contractor	17
Section 6.01	FAA or DOT Certification Suspension or Revocation
Section 6.02	Fuel Efficiency Program
Section 6.03	Use of Approved Marks and Copyrights
Section 6.04	Use of Contractor Marks
Section 6.05	American's AAdvantage® Program
Section 6.06	Periodic Reports
Section 6.07	[***]
Section 6.08	Contractor Labor Strike
	Article VII - Contractor's Compensation	21
Section 7.01	Base and Incentive Payments
Section 7.02	Costs and Expenses
Section 7.03	Cost Savings
Section 7.04	[***]
	Article VIII - Representations, Warranties and Acknowledgments	22
Section 8.01	Contractor's Representations and Warranties
Section 8.02	American Representations and Warranties

	Article IX - Insurance	24
Section 9.01	Minimum Insurance Coverage
Section 9.02	Endorsements
Section 9.03	Evidence of Insurance Coverage
	Article X - Indemnification	26
Section 10.01	Contractor's Indemnification of American Indemnified Parties
Section 10.02	American Indemnification of Contractor
Section 10.03	Procedure for Indemnification Claims
Section 10.04	Employer's Liability and Worker's Compensation
	Article XI - Term and Termination	29
Section 11.01	Term
Section 11.02	Termination
	Article XII - Dispute Resolution	34
Section 12.01	Resolution of Disputes
	Article XIII - Miscellaneous	35
Section 13.01	Notices
Section 13.02	Binding Effect and Assignment
Section 13.03	Amendment and Modification
Section 13.04	Waiver
Section 13.05	Interpretation
Section 13.06	Confidentiality and Public Communications
Section 13.07	Data Security
Section 13.08	Ownership and Use of American Data
Section 13.09	Cooperation with Respect to Reporting
Section 13.10	Right of Set-off
Section 13.11	Counterparts
Section 13.12	Severability
Section 13.13	Governing Law
Section 13.14	Entire Agreement; Conflicts with this Agreement
Section 13.15	Remedies Cumulative
Section 13.16	Further Assurances
Section 13.17	No Third Party Beneficiaries
Section 13.18	Relationship of the Parties
Section 13.19	Jurisdiction
Section 13.20	Limitation of Damages
Section 13.21	Equitable Remedies
Section 13.22	Executory Contracts
Section 13.23	Survival of Certain Obligations

Schedule 1	Covered Aircraft	43
Schedule 2	American Gates and Facilities	45
Schedule 3	Scheduling and Operating Restrictions on Aircraft	46
Schedule 4	Pass Through Costs, Controllable Costs and American Absorbed Expenses	49
Schedule 5	Fuel Efficiency Program	55
Schedule 6	Contractor Marks	58
Schedule 7	Compensation and Bonuses and Penalties	59
Schedule 8	Terms of American's Collective Bargaining Agreement	65
Schedule 9	Controllable Completion Rate	66
Schedule 10	Accounting and Auditing Procedures and Payment Terms	67

CAPACITY PURCHASE AGREEMENT
This Capacity Purchase Agreement (this “Agreement”) is dated as of the 23rd day of January, 2013 (the “Effective Date”), between American Airlines, Inc., a Delaware corporation (together with its successors and permitted assigns, “American”) and Republic Airline Inc., an Indiana corporation (together with its successors and permitted assigns “Contractor”).
WHEREAS, American and Contractor desire to establish the terms by which Contractor will provide Regional Airline Services utilizing certain regional aircraft on behalf of American;
WHEREAS, American holds a certificate of public convenience and necessity issued pursuant to certain federal transportation statutes authorizing it to engage in air transportation of persons, property and mail, and is a major air carrier providing scheduled domestic and international air transportation;
WHEREAS, Contractor holds a certificate of public convenience and necessity issued pursuant to certain federal transportation statutes authorizing it to engage in air transportation of persons, property and mail, and is a regional air carrier providing scheduled domestic air transportation;
WHEREAS, American and Contractor will, prior to the Implementation Date of the first Covered Aircraft, execute an Emergency Assistance Agreement (the “Emergency Assistance Agreement”), which forms a part hereof for all purposes;
WHEREAS, Republic Airways Holdings Inc., a Delaware corporation (“Holdings”), has contemporaneously executed and delivered to American a Guaranty Agreement, pursuant to which Holdings has guaranteed all obligations of Contractor pursuant to the provisions hereof and the Emergency Assistance Agreement;
WHEREAS, American and Contractor have agreed that the effectiveness of this Agreement is subject to approval by the Bankruptcy Court under the Chapter 11 Cases (as defined in Section 13.22 of this Agreement);
WHEREAS, all references to specific schedules and exhibits in this Agreement shall be those certain schedules and exhibits attached hereto, which shall be deemed incorporated herein by reference and a part of this Agreement for all purposes.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, American, on the one hand, and Contractor, on the other hand, agree as follows:
Article I
DEFINITIONS

Capitalized terms used in this Agreement (including, unless otherwise defined therein, in the Schedules and Exhibits to this Agreement) shall have the meanings set forth in Exhibit A hereto.

ARTICLE II
CAPACITY PURCHASE, REVENUES AND OTHER SERVICES

Section 2.01    Capacity Purchase. Subject to the terms and conditions hereof, American shall purchase during the Term hereof all of the capacity of each aircraft specified on Schedule 1 hereof, as such Schedule 1 may be subsequently amended from time to time in accordance with the terms and conditions hereof in order to reflect Additional Aircraft (collectively, together with the Spare Aircraft, the “Covered Aircraft”), and Contractor shall provide all of the capacity of each Covered Aircraft (other than the Maintenance Spare Aircraft, as specified herein) during the Term hereof in accordance with the terms and conditions hereof. Contractor shall use the Covered Aircraft, solely for, or as directed by, American in connection with Regional Airline Services, subject to Sections 11.02(b)(xi) and 13.20, and, without limiting the foregoing, in accordance with the following:

(a)Fares, Rules and Seat Inventory. American shall in its sole discretion establish and publish all fares, fare rules, related tariff rules, and other information for all seats on the Covered Aircraft. Contractor shall not publish any fares, fare rules, related tariff rules (other than as prepared or authorized by American), or other information for the Covered Aircraft. In addition, American shall have complete and exclusive control in its sole discretion with respect to the Covered Aircraft relating to all (i) seat inventories, including all positive space and “space available” non-revenue seating, and pass travel policies, subject to Section 2.03, and (ii) revenue management decisions, including pricing, overbooking levels, discount seat levels and allocation of seats among various fare categories.

(b)Hub. The operations for each Covered Aircraft shall be principally based at, and each Covered Aircraft shall operate primarily from, the Hub; provided that: (i) at any time, upon ninety (90) days prior Notice to Contractor, and subject to the terms of Section 2.05 below, American shall have the right and option to move or relocate the principal base or operations location of up to one hundred percent (100%) of the Covered Aircraft to any of the Alternative Hubs so long as such relocation does not result in a crew domicile closure for Contractor at any Hub, and (ii) at any time, upon one hundred eighty (180) days prior Notice to Contractor, and subject to (x) American and Contractor meeting and conferring in good faith within ten (10) days following such Notice to reset the Base Compensation as a result of any such relocation, and (y) compliance with the terms of Section 2.05 below, American shall have the right and option to relocate the principal base or operations location of all of the Covered Aircraft to any of the Alternative Hubs. Any such relocation shall be at American's option and at its sole cost and expense, with Contractor being reimbursed for the out of pocket costs and expenses incurred by Contractor in connection with any such relocation as Pass Through Costs. At any time and from time to time, American may request that Contractor provide American with an estimate of the out-of-pocket costs or expenses relating to any such relocation of the Covered Aircraft to an Alternative Hub, so that American may determine whether to make any such relocation. Such estimate shall become binding upon the Contractor, if not revised or updated by the Contractor within the specified Notice periods set forth in (i) and (ii) above. In each case, Contractor shall take all action necessary to relocate the Covered Aircraft to such Alternative Hub once American determines to proceed with any such relocation and once any Covered Aircraft has relocated, the term “Hub” as used herein shall include the Alternative Hub at which the Covered Aircraft are relocated.

Section 2.02    Flight-Related Revenues. Contractor acknowledges and agrees that American shall be entitled to and shall receive all revenues (including any consideration received from any interline and non-revenue travel agreements) resulting from the sale or issuance of passenger tickets associated with the Covered Aircraft and all other sources of revenue associated with the Covered Aircraft and its use and operation, including revenues relating to (a) any tickets sold under the designator code of a third party (such as an American codeshare partner); (b) transportation of cargo or mail; (c) ancillary passenger service charges, including any baggage charges, food, beverage (including revenues relating to the sale of beer, wine, liquor or any other alcoholic beverages), unaccompanied minor fees and duty-free services; (d) guarantees, incentive payments or cost abatements from Governmental Authorities or other third parties in connection with scheduling flights to an airport or locality; (e) ticket change fees; and (f) pass travel and other non-revenue or reduced-rate travel charges. All such revenues shall be the sole property of, and shall belong to, American, and if received by Contractor, shall be promptly remitted by Contractor to American. American shall perform all revenue accounting and management functions in connection with all such revenues.

Section 2.03    Non-Revenue Pass Travel. American shall have the sole right and option to implement and oversee all pass travel and other non-revenue or reduced-rate travel on any Scheduled Flight. Contractor's employees providing the Regional Airline Services pursuant to this Agreement shall be entitled to those travel privileges on Scheduled Flights as are set forth in American's travel privileges policies for non-revenue pass travel for employees of regional airline service providers other than an Affiliate of American, as then in effect and to the extent then offered by American; provided, in all events, that on all Scheduled Flights operated by Covered Aircraft, (x) movements of crews “on duty” with respect to Scheduled Flights (including movements from the crews' respective base to pick up a Scheduled Flight and “deadheading” back to the crews' respective base, but specifically excluding movements “off duty” or crews commuting, including to their respective base to report “on duty” or from their respective base after duty) shall be on a positive space basis, and (y) such Contractor employees shall be treated the same as employees of other non-owned regional airline service providers, without giving effect to any applicable grace period or extension period for employees of any Affiliate or former Affiliate of American.

Section 2.04    Ground Handling. American shall provide, at its sole cost and expense, or arrange for another Person to provide, all ground handling and related services with respect to the operation of the Covered Aircraft, including, but not limited to: (a) all gate and ticket counter check in activities, (b) all baggage handling, (c) all cargo handling, if any, (d) all passenger enplaning/deplaning services, including but not limited to sky cap, if any, and wheel chair services, (e) all aircraft loading/unloading services, including but not limited to airside busing (as necessary), (f) all passenger ticketing, (g) all aircraft cabin cleaning and related cleaning supplies other than in connection with routine clean-up and straightening between Scheduled Flights, (h) all jet bridge maintenance (where applicable), (i) all security functions, (j) all janitorial services (including lavatory and water service) in connection with ground handling and related services with respect to the operation of the Covered Aircraft, and (k) all deicing services. In connection therewith, American shall select in its sole discretion any Person to perform such services with respect to the operation of the Covered Aircraft.

Section 2.05    Gates and Passenger-Related Terminal Facilities.

(a)American Gates and Facilities. Subject to the terms and conditions hereof, American hereby grants to Contractor a limited, non-exclusive right and license to use and occupy, without cost or expense to the Contractor, the American gates, Passenger-Related Terminal Facilities and Crew Facilities as specified on Schedule 2 hereof (to the extent that Schedule 2 may be amended or expanded by the Parties hereto) along with any gates, any adjoining Passenger-Related Terminal Facilities and any Crew Facilities American subsequently may use in substitution therefore (the “American Gates and Facilities”) in connection with providing the Regional Airline Services herewith. The American Gates and Facilities shall be used by Contractor exclusively to support the provision of Regional Airline Services and may not be used by Contractor for the provision of any other services, including regional air services, to any Third Party or for any other purpose without the Consent of American; it being understood that American shall have sole and absolute discretion to provide or decline such Consent for any reason whatsoever. Any use of the American Gates and Facilities shall be in accordance with any and all present and future laws, rules, regulations, requirements, orders and directives promulgated by any applicable governmental authority or airport authority to the extent then applicable to Contractor's use or occupancy of such American Gates and Facilities. The Parties acknowledge that the grant of the such right to Contractor to use the American Gates and Facilities has been made without obtaining the Consent and approval of any applicable Governmental Authority or any similar authority or governing board in any domestic or foreign jurisdiction, or any private or quasi-governmental entity, governing board or other Person with authority to lease, convey or otherwise grant or restrict rights to use or operate any airport gates associated with this Agreement (“Airport Operators”). If any such Airport Operator subsequently suggests or states that a Consent of any such Airport Operator is required for the grant of such right or license for the use of the American Gates and Facilities and American determines that obtaining such Consent is necessary or advisable, the Parties shall use commercially reasonable efforts to obtain such

Consent and/or to effectuate such a license on the terms set forth herein and in such manner as American and Contractor may deem advisable or appropriate.

(b)Conditions of Use for the American Gates and Facilities. At all times, Contractor covenants and agrees that it shall comply with the “Standards of Use of American Gates and Facilities” set forth on Exhibit E hereto. Contractor covenants and agrees that it will not use the American Gates and Facilities other than as necessary for it to perform its obligations hereunder and will not use the American Gates and Facilities to perform any services on behalf of any party other than American. Contractor agrees that no other use or access to any of the American Gates and Facilities at the Hub by Contractor or the Contractor Agents shall be provided without American's express Consent. If Contractor fails to comply with its obligations relating to the American Gates and Facilities as set forth herein and in Exhibit E and such failure continues for a period of thirty (30) days after Notice to Contractor to cure such failure, then American shall have the right and option to terminate immediately Contractor's right to use the American Gates and Facilities or any part hereof; it being understood that American shall have the right and option to revoke Contractor's use without terminating or affecting any other obligations of Contractor or American pursuant to the terms hereof and pursue any remedies or recourse against Contractor relating to such use. Except with respect to the American Gates and Facilities, Contractor, at its sole cost and expense, shall provide, or cause to be provided, all manpower, furniture, equipment and other airport facilities necessary to support the Regional Airline Services, unless American subsequently consents to the use of its facilities on the terms specified by American at such time.

(c)Replacement and Termination of Facilities Use. At all times and from time to time, American shall have the right and option, in its sole and absolute discretion, to designate any replacement facilities or to increase or reduce the size or space of the American Gates and Facilities, so long as Contractor has sufficient facilities to perform its obligations hereunder. Any American Gates and Facilities no longer used by Contractor shall immediately cease to be American Gates and Facilities for the purposes hereof and Contractor's right to use such facilities shall terminate immediately without further action of American.

ARTICLE III
USE OF COVERED AIRCRAFT

Section 3.01    Use of Covered Aircraft.

(a)Implementation Date. Contractor shall make the Covered Aircraft available for operations and the performance of Regional Airline Services at the Hub as contemplated by this Agreement and as set forth on Schedule 1 hereto, unless otherwise Consented to by American and Contractor or unless relocated to an Alternative Hub as provided herein; it being understood that the date such Covered Aircraft commences providing Regional Airline Services as set forth on Schedule 1 hereof shall be deemed its implementation date (the “Implementation Date”). From time to time as Covered Aircraft commence providing Regional Airline Services, Schedule 1 hereof shall be amended and updated to reflect a twelve (12) year term on each Covered Aircraft. When amended and updated in accordance with the foregoing, such updated and reissued Schedule 1 shall be deemed to be the Schedule 1 referenced herein for all purposes hereof.

(b)Use for Scheduled Flights. Except as American may otherwise Consent in its sole discretion, the Covered Aircraft (i) may only be used by Contractor to provide Scheduled Flights and (ii) subject to Sections 3.01(c) and 3.01(d), may not be used by Contractor for any other purpose, including flight operations for any other airline or flight operations or activities on Contractor's own behalf.

(c)Ad Hoc Charter Flights. If, and only if, requested by American, Contractor shall use the Covered Aircraft for charter flights not included in the applicable Final Monthly Schedule for the month of such flight and American shall specify the terms of such use.

(d)Maintenance Flights and Ferry Flights. Contractor shall be entitled to use Covered Aircraft for the purpose of Ferry Flights and any maintenance flights but only to the extent any such maintenance flights are in connection with the performance of reasonably necessary, customary and required maintenance of a Covered Aircraft (“Maintenance Flights”). It is understood that [***]. Maintenance Flights shall not be deemed Completed Scheduled Flights for purposes of payment in this Agreement.

Section 3.02    Spare Aircraft.

(a)Operating Spare. Contractor shall have available at the Hub for the operation of Scheduled Flights or any charter flights pursuant to Section 3.01(c) [***] spare EMB E-175 aircraft which shall be designated as permanent spare aircraft and (i) each shall be a substitute for any other Covered Aircraft in the event of any operational issues or daily line maintenance requirements for any other Covered Aircraft and (ii) each shall also be available at American's sole option to operate any other flight as designated by American on behalf of American or any American Affiliate, including in connection with any charter flight (the “Operational Spare Aircraft”). The Operational Spare Aircraft shall be deemed a Covered Aircraft at all times hereunder and must (a) be painted in a livery approved by American; (b) include American's in-flight materials, in-flight publications, food and beverage products, advertising and paper goods; and (c) be in an interior appearance as approved by American. For the avoidance of doubt, the [***] Covered Aircraft available for operations and the performance of Regional Airline Services at the Hub as contemplated by this Agreement as of the Implementation Date specified on Schedule 1 hereof shall be the Operational Spare Aircraft.

(b)Heavy Maintenance Spare. Contractor shall have available at the Hub for the operation of Scheduled Flights or any charter flights pursuant to Section 3.01(c) [***] EMB E-175 aircraft which shall be “white tail” aircraft and shall be designated as spare aircraft that can serve as a substitute for any other Covered Aircraft when undergoing heavy maintenance (the “Maintenance Spare Aircraft”), which Maintenance Spare Aircraft shall be deemed a Covered Aircraft at all times hereunder. The Maintenance Spare Aircraft must (a) be painted in a neutral livery, both with respect to interior markings and exterior colors and markings, approved by American, which approval shall not be unreasonably withheld; (b) include American's in-flight materials, in-flight publications, food and beverage products, advertising and paper goods; and (c) be in an interior appearance as approved by American. In each case, upon mutual agreement of the Parties, American shall have the right and option to cause Contractor (to the extent that the Maintenance Spare Aircraft and necessary crews and other personnel are available) to operate any other flight as designated by American on behalf of American or any American Affiliate, including in connection with any charter flight pursuant to Section 3.01(c), and Contractor shall receive compensation for Block Hours, Flight Hours and departures from American for each such flight as if such flight were a Scheduled Flight hereunder or otherwise provided in Section 3.01(c) with respect to charter flights. For the avoidance of doubt, the [***] Covered Aircraft available for operations and the performance of Regional Airline Services at the Hub as contemplated by this Agreement as of the Implementation Date specified on Schedule 1 hereof shall be the Maintenance Spare Aircraft. Contractor agrees that the Covered Aircraft Monthly Rate for the Maintenance Spare Aircraft shall be [***]. As used herein, the term “Spare Aircraft” shall mean the Operational Spare Aircraft and Maintenance Spare Aircraft, collectively.

Section 3.03    Additional Aircraft. At any time and from time to time during the Term, if Contractor Consents and Contractor has available aircraft that are acceptable to American, American shall have the right and option upon not less than [***] days prior Notice to Contractor to direct Contractor to provide, and Contractor hereby agrees to provide and make available to American at the Hub, as Covered Aircraft, additional EMB-175 aircraft that are airworthy and in substantially the same condition, configuration and livery requirements as the then existing Covered Aircraft (the “Additional Aircraft”). The Notice provided by American to Contractor under this Section 3.03 shall specify the number of Additional Aircraft that shall be deemed Covered Aircraft and shall designate the date and time at which such Additional Aircraft shall be made available at the Hub for Regional Airline Services. Contractor shall take all requisite action to obtain all FAA, DOT, TSA and other certifications, permits, licenses, certificates, exemptions, approvals and plans required by Governmental Authorities, along with any insurance required pursuant to the terms hereof, necessary to enable Contractor to provide Regional Airline Services and operate the Additional Aircraft prior to it being placed in service and shall otherwise cause the Additional Aircraft to meet the terms and conditions for “Covered Aircraft” as specified under this Agreement. Subject to this Section 3.03, for any Additional Aircraft added during the Initial Term or any Extension Term, as the case may be, American shall have the right and option, in its sole discretion and by delivering Notice to Contractor, to retain any such Additional Aircraft as Covered Aircraft subject to the terms and conditions of this Agreement through any subsequent Extension Term.

Section 3.04    Flight Designator Codes and Codeshare Terms.

(a)    All Regional Airline Services shall be operated under the name “American Eagle” or such other name, incorporating an Approved Mark, as may be determined by American in its sole discretion and specified by American to Contractor.
(b)    All Scheduled Flights shall be identified by an “AA*” flight designator code (or such other flight designator codes as may be assigned by American in its sole discretion), as appropriate, in: (i) American, Contractor, and third party computer reservations systems, including Internet reservation systems; (ii) American timetables; (iii) airport flight information displays; and (iv) passenger tickets and like media distributed to or accessed by travel agents, other airlines or the public (all Scheduled Flights that display the “AA*” flight designator code are referred to herein as “AA Flights”).
(c)    To the extent Contractor subsequently discloses or identifies the AA Flights to the public as flights operated by Contractor, Contractor shall do so only in the following ways: (i) a symbol and/or text may be used in timetables and computer reservation systems indicating that AA Flights are operated by Contractor; (ii) to the extent reasonable and necessary, messages on airport flight information displays may identify Contractor as the operator of flights shown as AA Flights; and (iii) in any other manner prescribed and/or required by any laws, rules or regulations of a Governmental Authority.
(d)    In all cases, the conditions of carriage with regard to passengers on AA Flights will be between a passenger and American.

(e)    Contractor agrees to operate all Scheduled Flights using the American flight designator code and flight numbers assigned by American, or such other flight designator codes and flight numbers as may be assigned by American (to accommodate, for example, an American codeshare partner). American shall have the exclusive right to determine which other airlines (“Codeshare Airlines”), if any, may place their two letter designator codes on flights operated by Contractor with Covered Aircraft and to enter into agreements with such Codeshare Airlines with respect thereto. Contractor will cooperate with American and any Codeshare Airlines, as requested by American, with respect thereto (including, without limitation, making necessary governmental filings and entering into reasonably acceptable agreements with such Codeshare Airlines).
Section 3.05    Flight Dispatch. Contractor shall be solely responsible for, and American shall have no obligations or duties with respect to, the Dispatch of Scheduled Flights, any charter flights pursuant to Section 3.01(c), any Ferry Flights or any Maintenance Flights; provided that Contractor shall coordinate such Dispatch with American's systems operation control and pursuant to Schedule 3.

ARTICLE IV
SERVICE STANDARDS, PERFORMANCE MEASUREMENT AND TRAINING

Section 4.01    Crews and Other Personnel. Contractor shall provide all crews (flight and cabin) and maintenance personnel necessary to operate all flights of Covered Aircraft and for all aspects (personnel and other) of Dispatch and operational control of such flights.

Section 4.02    Governmental Regulations. Contractor has and shall maintain at all times all FAA, DOT, TSA and other certifications, permits, licenses , certificates, exemptions, approvals and plans required by Governmental Authorities necessary to enable Contractor to provide Regional Airline Services, along with any insurance required pursuant to the terms hereof, to maintain the airworthiness of the Covered Aircraft and to operate the Covered Aircraft; provided, that Contractor shall only be required to use reasonable efforts to obtain any licenses to sell or dispense beer, wine, liquor or any other alcoholic beverages to the extent Contractor does not have such license as of the date hereof and such a license is necessary or required to provide Regional Airline Services hereunder. All Regional Airline Services and all other operations and services undertaken by Contractor pursuant to this Agreement shall be conducted, operated and provided by Contractor in compliance with all laws, rules, requirements and regulations of Governmental Authorities, including those relating to airport security, the use and transportation of hazardous materials and dangerous goods, environmental rules and regulations, crew qualifications, crew training and crew hours, and the carriage of persons with disabilities. All Covered Aircraft shall be operated and maintained by Contractor in compliance with all laws, regulations and governmental requirements, Contractor's own operations manuals and maintenance manuals and procedures, and all applicable equipment manufacturers' manuals and instructions. In connection with any capital improvements to any Covered Aircraft required by an airworthiness directive, Contractor (taken together with its Affiliates) shall not discriminate against such Covered Aircraft with regard to efforts to satisfy the requirements of the airworthiness directives, including the method and date of compliance, and shall satisfy such requirements, including any efforts used or applied by Contractor or its Affiliates with regard to any other aircraft owned or operated by Contractor or its Affiliates. In connection with any grounding of any of the Covered Aircraft, Contractor shall not discriminate against such Covered Aircraft with regard to efforts to satisfy the applicable requirements to lift such grounding order, including any efforts used or applied by Contractor or its Affiliates with regard to other aircraft owned or operated by Contractor or its Affiliates, and shall satisfy such requirements.

Section 4.03    Quality of Service.

(a)Procedures and Performance Standards. At all times, Contractor shall provide Regional Airline Services to American in accordance with procedures and performance standards approved by American from time to time in its reasonable discretion, including but not limited to those certain Standards of Service set forth in Exhibit B hereto. The Service Standards set forth in Exhibit B hereto may be amended or changed by American from time to time upon thirty (30) days prior Notice to Contractor; it being understood that ninety (90) days prior Notice shall be given by American to the extent any such amendment or change may reasonably be expected to result in additional training of Contractor's employees and no such amendment or change may be made by American if such amendment or change would result in Contractor being in violation, default, breach or conflict with any rules, regulations or laws of any Governmental Authority applicable to Contractor or in material breach of any terms or provisions of any then effective Collective Bargaining Agreement applicable to Contractor. American shall pay all reasonable and documented costs and expenses of Contractor relating to such amendment or changes incurred by Contractor. Without limiting the foregoing, Contractor shall be responsible for all crew and other employee conduct, appearance and training policies (as set forth on Exhibit C), aircraft cleaning except as expressly provided in this Agreement (including the timing thereof), standards and adequate staffing levels in order to comply with such procedures and meet such standards, including without limitation in respect of customer complaint response and any handling of irregular operations, all of which shall be handled in a professional, businesslike and courteous manner.

(b)Contractor's Representative Uniforms. Contractor shall require all of its respective personnel and any of its respective Contractor Agents providing Regional Airline Services in job classifications requiring direct public contact to wear Contractor's standard uniforms, together with American designated accessories, which shall be furnished by Contractor. Contractor shall not alter or change such uniforms and accessories without the prior Consent of American. If, after the Effective Date, American determines, in its sole discretion, that any uniforms or accessories should be materially altered or changed, then American shall provide Contractor with Notice of such alterations or changes. Within at least fifteen (15) days following such Notice, Contractor shall provide American with a binding estimate of the out-of-pocket costs or expenses relating to such alterations or changes, so that American may determine whether to make such alterations or changes. In the event that American decides to implement such alterations or changes, Contractor shall implement such alterations or changes no later than forty-five (45) days following Notice from American that it will make such alterations or changes and such reasonable and documented out-of-pocket costs [***] shall be deemed Pass Through Costs payable by American pursuant to Schedule 4 to the extent not otherwise paid or reimbursed to Contractor pursuant to the provisions of this Agreement and to the extent American requests a change in uniforms which could not reasonably be used by Contractor in providing similar services to other carriers.

(c)In-Flight Services. Contractor shall comply with the catering requirements set forth on Exhibit B hereto. Contractor shall also coordinate all in-flight services relating to the Regional Airline Services with the in-flight services department of American or any Person designated by American to ensure consistency and quality of Contractor's in-flight service, including non-safety related functions such as in-flight marketing announcements, meal and beverage presentation and delivery, and provisioning and usage of passenger amenity kits. Contractor shall sell beer, wine, liquor and any other alcoholic beverages on Scheduled Flights. Contractor agrees that such in-flight sales shall be conducted as directed by American from time to time. Contractor shall implement any suggestions made by American's in-flight services department. All revenues collected by Contractor for such in-flight services on the Covered Aircraft shall be promptly remitted or provided to American.

(d)Communication of Scheduled Flight Information. Contractor shall provide as promptly as possible to American through ACARS, accurate and timely updates of planned and actual departure and arrival times of Scheduled Flights (including updates of irregularities), any changes in scheduling of a Scheduled Flight, Dispatch entries, any data relating to fuel performance or usage as reasonably required by American, and other information related thereto as may be reasonably requested by American from time to time.

(e)Aircraft Livery; Refurbishment and Design Costs.

(i)Interior Design. Without the prior Consent of American (such Consent not to be unreasonably withheld), Contractor may not materially alter the interior design (including, the bulk head design), seat pitch, aircraft interiors and seat covers that are installed as part of the Covered Aircraft as of the Implementation Date for each Covered Aircraft (collectively, the “Interior Design”). If American subsequently determines that the Interior Design of any such Covered Aircraft should be altered or changed, then American shall provide Contractor with Notice of such alteration or change and within at least thirty (30) days following such Notice, Contractor shall provide American with a binding estimate of the out-of-pocket costs or expenses relating to the alteration or change of the Interior Design, so that American may determine whether to make such alteration or change. In the event that American decides to implement such alteration or change, Contractor shall implement such alteration or change no later than seventy-five (75) days following such Notice; provided that if such alteration or change would require a material alteration or change in the Interior Design of a Covered Aircraft, Contractor shall only be required to implement such alteration or change within a commercially reasonable period of time following such Notice. The reasonable and documented costs and expenses incurred by Contractor shall be deemed Pass Through Costs payable by American pursuant to Schedule 4; provided that such costs and expenses shall be subject to pro ration.

(ii)Exterior Livery. Contractor shall maintain all Covered Aircraft (other than the Maintenance Spare Aircraft, which are subject to Section 3.02(b)) providing the Regional Airline Services in an exterior livery Consented to by American as provided below.

(A)Exterior Livery Preparation On or Before Implementation Date. No later than seventy-five (75) days prior to a Covered Aircraft's Implementation Date (other than the Maintenance Spare Aircraft, which are subject to Section 3.02(b)), unless otherwise agreed to by Contractor (acting reasonably under the circumstances), American shall provide Contractor with Notice regarding the required livery (including the paint color and graphic design specifications) for such Covered Aircraft. On or before the Implementation Date for such Covered Aircraft, Contractor shall cause the Covered Aircraft to be prepared in the livery (including the paint color and graphic design specifications) directed by American. Contractor's reasonable and documented actual out-of-pocket expenses related to painting the exterior of each such Covered Aircraft (as directed by American) shall be deemed a Pass Through Cost payable by American pursuant to Schedule 4.

(B)Exterior Livery Changes After Implementation Date. If, after the Implementation Date of a Covered Aircraft, American determines that the exterior livery of such Covered Aircraft should be altered or changed in any material respect, then American shall provide Contractor with Notice of such alterations or changes and within at least thirty (30) days following such Notice, Contractor shall provide American with a binding estimate of the out-of-pocket costs and expenses to Contractor attributable to such alterations or changes, so that American may determine whether to implement such alterations or changes. In the event that American determines that it shall implement such alterations or changes, it shall provide Notice thereof to Contractor and Contractor shall implement such alterations or changes no later than one hundred eighty (180) days following the delivery of such Notice, and such reasonable and documented out-of-pocket costs and expenses incurred by Contractor and not otherwise paid by American shall be deemed Pass Through Costs. To the extent any alteration or change to the exterior livery of the Covered Aircraft requires a repainting of the exterior of a Covered Aircraft and such repainting is in advance of the Scheduled Repainting below in Section 4.03(e)(iii)(A), such repainting shall be at Contractor's cost and expense, it being understood that any additional subsequent repainting of the exterior of the Covered Aircraft shall be deemed a Pass Through Cost.

(iii)Maintenance of Covered Aircraft. Contractor shall comply with the following requirements in connection with the interior and exterior maintenance of the Covered Aircraft:

(A)Painting Covered Aircraft. Contractor and American shall agree on a schedule for re-painting the exterior of the Covered Aircraft between years [***] and [***] of this Agreement and as otherwise agreed by Contractor and American on a case by case basis (the “Scheduled Repainting”), such schedule to include American's required support and changes to the operating schedule to permit Contractor to remove a Covered Aircraft from service. Subject to the foregoing, Contractor shall, at its cost and expense, re-paint Covered Aircraft as required to maintain an acceptable exterior appearance. Painting of any Covered Aircraft must be approved in advance by American, which approval shall not be unreasonably withheld.

(B)Cabin Maintenance and Exterior Cleaning. With respect to interior cabin maintenance and exterior cleaning of the Covered Aircraft, Contractor shall, at its cost and expense, comply with the following standards and replacement schedule; provided that such standards and schedules may be amended from time to time by American upon no less than thirty (30) days prior Notice to Contractor; provided further that the Parties shall meet and confer in accordance with Section 12.01 of this Agreement regarding any changes associated with amended standards and schedules:

(1)An extensive interior cleaning shall take place every thirty (30) days using vendors consented to by American from time to time, which consent shall not be unreasonably withheld;
(2)Carpets shall be cleaned every seventy (70) days and shall be removed and replaced as necessary;
(3)Seat coverings shall be conditioned every seventy (70) days in conjunction with every other extensive interior cleaning and replaced as needed both on the line and in conjunction with every heavy maintenance check;
(4)Seat bottom cushions shall be replaced at least every [***] and back cushions for seats shall be replaced as needed in conjunction with heavy maintenance checks;
(5)The galley and lavatory floor laminate shall be replaced at every heavy maintenance check;
(6)The exterior shall be dry-washed every sixty (60) days; and
(7)The exterior of the engines and the wings shall be dry-washed as needed.

Section 4.04    Access and Use of American Systems.

(a)Systems Access. American shall provide Contractor with access to American Systems as determined by American to be necessary or appropriate for Contractor to provide the Regional Airline Services.

(b)Use of Systems. Contractor shall make reasonable efforts to use all American Systems and other systems, including ACARS, any American Systems relating to fuel performance and other such American Systems deemed necessary or appropriate by American for Contractor to provide Regional Airline Services. Neither Contractor nor Contractor's Agents shall access or use any American System for any purpose other than to provide Regional Airline Services.

(c)Systems Support. Contractor shall be responsible for, and shall bear all costs and expenses in connection with, maintenance and performance of any software and equipment it uses to access or interface with the American Systems at all times; provided that American shall be responsible for the costs and expenses of procuring the software, equipment and licenses Contractor will require to access American's Systems.

Section 4.05    Processing and Adjudicating Customer or Passenger Complaints. American shall process and adjudicate all customer or passenger complaints related to this Agreement and the Regional Airline Services and Contractor shall assist American in processing and adjudicating such customer or passenger complaints as American may determine. American shall have complete and exclusive control of the method of processing and adjudicating such customer or passenger complaints and any final disposition or handling of any customer or passenger complaint shall be in American's sole discretion.

Section 4.06    Catering Products and Catering Services. American shall provide, or arrange for another Person to provide, all Catering Products and Catering Services for flights of Covered Aircraft (excluding any Maintenance Flights). Contractor must provide Notice to American of any catering-related LOI that could result in a liability to American per Section IV of Schedule 4 within five (5) days of receipt of such LOI and allow for the involvement of American in the resolution process of such LOI so that both Parties can work to minimize any fines to American.

ARTICLE V
SAFETY

Section 5.01    Incidents or Accidents.

(a)Incidents or Accidents. Contractor shall promptly notify American's System Operations Control/Flight Dispatch Office of any Accident, Incident or any irregularity that could reasonably be expected to result in a complaint or claim by passengers or an investigation by a Governmental Authority involving a Covered Aircraft occurring during Contractor's provision of Regional Airline Services, including those that result in any injury or death to persons or damage to property. To the extent Contractor is involved in any such Accident, Incident or irregularity, it shall furnish in writing to American detail concerning the same and shall cooperate with American at Contractor's sole cost and expense in any appropriate internal or external investigation. Contractor shall provide American with access to Contractor's automated Accident or Incident reporting system, any other system or systems of Contractor that provide information regarding the status of, or information relevant to, Accidents or Incidents, and all reports prepared or derived from such systems that pertain to an Accident or Incident that reasonably may be expected to have relevance to the Covered Aircraft or the Regional Airline Services. Contractor shall maintain an emergency response plan in accordance with the provisions of the Aviation Disaster Family Assistance Act of 1996 and any amendments or regulations relating thereto. Contractor shall promptly inform American in writing of any material modifications to such plan. American shall manage the customer response efforts on behalf of Contractor in the case of an Accident or Incident involving Regional Airline Services or the Covered Aircraft, including responding to an Accident or Incident and providing necessary assistance and services to the family members of passengers and Contractor shall fully cooperate in such efforts at its sole cost and expense. Prior to the Implementation Date of the first Covered Aircraft hereunder, Contractor and American shall enter into the Emergency Assistance Agreement as mutually agreed upon by the Parties.

(b)Accident Reports. To the extent that it would not violate any law, rule or regulation of any Governmental Authority then applicable to Contractor, Contractor shall promptly furnish to American a copy of every written report and plan that Contractor files or intends to file with the FAA, NTSB or any other Governmental Authority, relating to any Accident or Incident involving a Covered Aircraft or Regional Airline Services when and only if such Accident or Incident is claimed to have resulted in the death or injury to any person or the loss of, damage to or destruction of any property if such Accident or Incident could reasonably be expected to result in a fine, penalty or other liability to American or Contractor. Contractor shall also provide prompt Notice to American of all irregularities involving any Scheduled Flights (including, without limitation, irregularities that result in any injury to or death of persons or material damage to property) as soon as such information is available and shall furnish to American in writing detail regarding such irregularity.

(c)International Air Transport Association Operational Safety Audit. Contractor shall be compliant with the safety standards set forth by the International Air Transport Association Operational Safety Audit, and upon Notice from American from time to time, Contractor agrees to provide American with evidence in a form reasonably satisfactory to American of such compliance.

(d)Emergency Assistance Agreement. The foregoing provisions of this Article V shall in no way be deemed to limit, restrict or amend any of the obligations of the Contractor pursuant to the Emergency Assistance Agreement.

ARTICLE VI
OTHER OBLIGATIONS OF CONTRACTOR

Section 6.01    FAA or DOT Certification Suspension or Revocation. If Contractor discovers or is notified of the suspension or revocation, or potential suspension or revocation, of an FAA or DOT certification used in connection with the Scheduled Flights or Covered Aircraft, then Contractor shall immediately deliver Notice to American of such suspension or revocation.

Section 6.02    Fuel Efficiency Program. Without limiting the obligations of Contractor pursuant to the terms hereof, Contractor shall promptly adopt and adhere to a fuel efficiency program as described on Schedule 5, as long as Contractor's adoption or adherence to such fuel efficiency program does not materially and adversely impact the safety of Regional Airline Services under FAA operational specifications, or other regulatory constraints, or the airworthiness of the Covered Aircraft.

Section 6.03    Use of Approved Marks and Copyrights.

(a)Ownership of Marks. Contractor acknowledges and agrees that American, AMR and/or one of their Affiliates, as the case may be, is the sole worldwide owner or licensee of the Marks.

(b)License to Use Approved Marks. Subject to the terms and conditions of this Agreement, including service quality requirements, Contractor is hereby granted the non-exclusive, non-transferable right and license to use the Approved Marks solely as specified by American from time to time and solely in connection with the performance and operation of Regional Airline Services in accordance with this Agreement.

(c)Restrictions on Use. Contractor may not use the Marks in any manner other than as permitted by this Agreement. Contractor shall only use the Marks in a manner consistent with American's quality standards, as they may exist from time to time, and shall not utilize the Marks in any manner that would diminish their value or harm the reputation of American, AMR or any of their Affiliates. All goodwill associated with Contractor's use of the Marks will inure solely to the benefit of the owner of such Marks. Upon termination of this Agreement, Contractor will immediately cease use of the Marks, unless otherwise authorized in another agreement with American, AMR or one of their Affiliates. Under no circumstance will Contractor: (i) use or display any of the Marks that Contractor obtained from a source other than AADAMS; (ii) alter the Marks in any way; or (iii) transfer, sell, or give away to a third party any products bearing the Marks that do not meet American's quality standards. Contractor agrees that it shall in no way contest or deny the validity of, or the right or title of American, AMR and/or one of their Affiliates, as the case may be, in or to the Marks, and shall not encourage or assist others directly or indirectly to do so, whether during the Term or thereafter. Contractor shall not use or register any domain name that is identical to or similar to any of the Marks without first receiving American's prior Consent. American may inspect Contractor's use of the Marks at any time to ensure Contractor's use of such Marks is consistent with this Agreement. Upon written request from American from time to time, Contractor agrees to provide American with reports setting forth Contractor's use of the Marks.

(d)Marking. For all uses of Approved Marks, Contractor and its respective Affiliates shall affix proper trademark or service mark notice: the symbol ® for registered trademarks or service marks, or the symbols ™ or SM for unregistered trademarks or service marks, and where requested by American, a statement that the Approved Mark “is a (registered, if applicable) trademark (or service mark, if applicable) of American Airlines, Inc. (or AMR or any of their Affiliates, if applicable) and is being used by Contractor under license from American Airlines, Inc. (or AMR or any of their Affiliates, if applicable).”

(e)Additional Approved Marks. Contractor has no right or permission to use any of the Marks, other than the Approved Marks, without first receiving American's express Consent to do so. If Contractor receives American's Consent to use any additional Marks, then such Marks will then be considered Approved Marks.

(f)New Marks. American has the right to amend the Approved Marks list at any time. If American removes a Mark from the Approved Mark list, Contractor must cease all use of the Mark within a time period to be determined in American's sole discretion. Similarly, if American adopts a new Mark that it desires Contractor to use in connection with the performance and operation of Regional Airline Services, it will notify Contractor in writing and specify a deadline by which Contractor must incorporate and use the new Mark.

(g)Further Assurances. At American's request, Contractor agrees to cooperate with American, AMR and their Affiliates in connection with applications and other filings to create, register, maintain, or otherwise perfect American's, AMR's and their Affiliates' rights in Marks, at American's sole cost and expense. Upon termination of this Agreement, Contractor agrees to do everything necessary to effect cancellation of the recordation, if any, of Contractor as a recorded licensee of the Marks.

(h)License and Use of American's Copyrights. American grants to Contractor a non-exclusive, non-transferable, limited, royalty-free right and license to reproduce, display, perform, distribute and prepare derivative works of American's Copyrights solely as specified by American from time to time and solely in connection with the performance and operation of Regional Airline Services in accordance with this Agreement. Any reproductions shall include the notice “Reproduced with permission of American Airlines, Inc. © [date] American Airlines, Inc.” Contractor agrees it will not materially alter works subject to American Copyrights without American's Consent. All derivative works of American's Copyrights created by or for Contractor shall be the sole and exclusive property of American, and Contractor hereby assigns, and upon creation shall be deemed to have automatically assigned, all right, title and interest in and to such derivative works to American, including all copyright and other proprietary rights therein.

(i)License and Use of American Software. American owns Copyrights and other rights in its proprietary software that it makes available to Contractor under this Agreement (the “American Software”). American grants to Contractor a nonexclusive, nontransferable right and license to install, execute and use American Software in the manner and for the purposes described in this Agreement and solely for the purposes of performing and operating Regional Airline Services in accordance with this Agreement. Contractor may use American Software only as expressly permitted in this Agreement. Contractor may not make copies of American Software, provide Third Parties with access to American Software (other than Contractor Agents who are provided access in connection with Contractor providing Regional Airline Services), distribute American Software, or modify American Software without American's prior Consent. Contractor may not dissemble, decompile, reverse engineer, or modify American Software. The American Software shall be considered American's Confidential Information for all purposes under this Agreement.

(j)Effect on American Data Provisions. Nothing in this Section 6.03 gives Contractor any additional license or rights in and to American Data that is not expressly set forth in this Agreement, nor does it affect Contractor's duties with respect to American Data under this Agreement.

(k)Infringement by Third Parties.

(i)In the event that Contractor learns of any infringement or unauthorized use of any of the Marks, American's Copyrights or American Software, it shall promptly notify American in writing. American has the sole right to send infringement notices and bring infringement actions. If requested to do so, Contractor shall cooperate with and fully assist American in any such action, including without limitation providing Contractor's files, communications, records, and other information relating to its Regional Airline Services or joining the action as a party, if necessary, at American's sole cost and expense. Any award or portion of an award, recovered by American in any such action or proceeding commenced by American shall belong solely to American.

(ii)If a Third Party institutes a legal action against Contractor for its use of a Copyright, American Software or an Approved Mark, as provided in this Agreement, Contractor shall promptly notify American and its liability insurance carriers of such suit in writing. American shall defend any such action, and Contractor shall cooperate in such defense as requested by American.

Section 6.04    Use of Contractor Marks.

(a)Ownership of Marks. American acknowledges and agrees that Contractor, Holdings and/or one of their Affiliates, as the case may be, is the sole worldwide owner or licensee of any trademark, trade name, trade dress, service mark, logo, domain name or other indicia of ownership owned or used by Contractor, Holdings and/or one of their Affiliates that are approved for use by American (the “Contractor Marks”).

(b)License to Use Contractor Marks. American is hereby granted, or Contractor shall cause the owner or licensee thereof to grant to American, the non-exclusive, non-transferable right and license to use the Contractor Marks as set forth on Schedule 6 solely as specified by Contractor from time to time and solely in connection with any information relating to the operation of the Regional Airline Services on American's behalf.

Section 6.05    American's AAdvantage® Program. Without the express Consent of American, Contractor shall not promote or offer any frequent flyer or similar customer appreciation or reward program to passengers on flights on the Covered Aircraft, other than American's AAdvantage® frequent flyer program (as such program may be amended from time to time) or any other similar program developed or designated by American or as otherwise requested or directed by American in its sole discretion.

Section 6.06    Periodic Reports. Contractor shall provide detailed reports in connection with its performance of the Regional Airline Services, as may be reasonably requested by American from time to time and in the form provided by American from time to time, including those specifically referenced in this Agreement (but without duplicating any notice or information otherwise required to be provided pursuant to this Agreement). Without limiting the foregoing, periodic reports may include but are not limited to: (a) scheduled and completed maintenance operations; (b) customer service complaints received by Contractor; (c) tax information relevant to any Pass Through Costs or American Absorbed Expenses or any in-flight sales on a Scheduled Flight; (d) Controllable Completion Rate or any data used in the calculation thereof; (e) cancellations of Scheduled Flights; (f) Approved Marks; (g) any licenses permitting the sale and dispensation of beer, wine, liquor or any other alcoholic beverages; and (h) any other operational statistics in Contractor's possession that is directly or indirectly related to the provision of Regional Airline Services to American hereunder.

Section 6.07    [***]

Section 6.08    Contractor Labor Strike. If a Contractor Labor Strike occurs, American shall be obligated to pay to Contractor only the Covered Aircraft Monthly Rate and Covered Aircraft Day Rate for each Covered Aircraft for the first [***] of such Contractor Labor Strike. Thereafter, American shall have no obligation to Contractor to pay to Contractor the Fixed Costs which may have become due and owing with respect to the Covered Aircraft as a result of the Contractor Labor Strike. For the avoidance of doubt, (x) after a Contractor Labor Strike continues for more than [***], American no longer shall have any obligation to pay Contractor the Fixed Costs for each Covered Aircraft for so long as such Contractor Labor Strike continues, and (y) during the duration of any Contractor Labor Strike, each such day shall not be included in the calculation of the Minimum Average Monthly Block Hour Utilization. If a Contractor Labor Strike continues for more than [***], American shall have the right and option in its sole discretion, beginning on the [***] of such Contractor Labor Strike and at the end of each subsequent [***], to purchase from Contractor up to [***] of the Covered Aircraft available for operations and the performance of the Regional Airline Services as contemplated by this Agreement at the time that such Contractor Labor Strike commenced (rounded up to the next whole number of Covered Aircraft) for a purchase price for each applicable Covered Aircraft equal to the Contractor's book value associated with such Covered Aircraft determined in accordance with generally accepted accounting principles consistently applied. Upon American's purchase of such Covered Aircraft, this Agreement shall be terminated as to each such purchased Covered Aircraft; provided, that if there are fewer than [***] Covered Aircraft remaining under the Agreement, American may elect to purchase all [***] of such Covered Aircraft and terminate this

Agreement in its entirety. For example, if there were a Contractor Labor Strike when there are [***] Covered Aircraft under this Agreement, at [***] of such Contractor Labor Strike, American may elect to purchase up to [***] Covered Aircraft and terminate this Agreement as to such Covered Aircraft; at [***] of such Contractor Labor Strike, American may elect to purchase up to a further [***] Covered Aircraft. Contractor shall, in connection with any financing obtained by Contractor in connection with the Covered Aircraft, obtain the appropriate approvals or consent of any financier to effectuate the foregoing. For the avoidance of doubt, in the event of a Contractor Labor Strike the terms of this Section 6.08 shall apply [***].

ARTICLE VII
CONTRACTOR'S COMPENSATION

Section 7.01    Base and Incentive Payments. Subject to the terms and conditions of this Agreement, during the Initial Term and any Extension Term, for and in consideration of the Regional Airline Services to be provided by Contractor hereunder and the operation of the Covered Aircraft, American shall pay to Contractor, the compensation for such Initial Term or any Extension Term provided on Schedule 7 for such Covered Aircraft; provided, however, that American shall not be responsible for any cost or expense, or be required to make any payment to Contractor, in connection with Maintenance Flights. [***]

Section 7.02    Costs and Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with the Regional Airline Services shall be payable pursuant to Schedule 4.

Section 7.03    Cost Savings.

(a)Duty to Minimize Costs. In connection with providing Regional Airline Services to American, Contractor shall minimize costs and expenses incurred by it if such costs and expenses (including aircraft fuel costs and expenses) are Pass Through Costs or American Absorbed Expenses, or costs or expenses otherwise directly or indirectly reimbursable or paid by American to Contractor in accordance with the terms and conditions of this Agreement. American shall reimburse Contractor for the actual out-of-pocket costs and expenses associated with such cost minimization efforts. American shall use commercially reasonable efforts to cooperate with Contractor's reasonable requests to minimize costs and expenses; for example and not limitation, [***]. Further, with respect to any service or item at substantially similar quality or service level and the cost of which American is required to reimburse Contractor hereunder other than insurance required pursuant to the terms hereof, if (i) American can provide or arrange to provide such service or item at a lower cost than the reimbursement cost that American would otherwise be charged, and (ii) the provision of or arrangement to provide such service or item by Contractor would not materially adversely affect Contractor under any contracts or agreements, then Contractor shall allow American to provide or arrange to provide such service or item in order to permit American to lower its costs.

(b)American Cost Initiatives. At any time and from time to time, American may by Notice to Contractor either identify bona fide opportunities for reductions in or savings to Pass Through Costs (other than insurance required pursuant to the terms hereof) or American Absorbed Expenses, including costs and expenses associated with services or items procured by Contractor pursuant to this Agreement (each an “American Cost Initiative”). Within at least fifteen (15) days following such Notice from American, if Contractor anticipates any additional costs directly attributable to such American Cost Initiative, Contractor shall provide American with a binding estimate of any additional out-of-pocket costs and expenses to Contractor attributable thereto, so that American may determine whether to require Contractor to implement such American Cost Initiative. In the event that American determines that Contractor must implement such American Cost Initiative, it shall provide Notice thereof to Contractor and Contractor shall implement such American Cost Initiative no later than ninety (90) days following such Notice and such reasonable and documented out-of-pocket costs and expenses actually incurred by Contractor directly as a result of the implementation of such American Cost Initiative shall be deemed Pass Through Costs.

Section 7.04    [***]

ARTICLE VIII
REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS

Section 8.01    Contractor's Representations and Warranties. Contractor represents and warrants to American as of the date hereof as follows:

(a)Organization and Qualification. Contractor is a duly organized and validly existing corporation in good standing under the laws of the State of Indiana and has the corporate power and authority to own, operate and use its assets and provide the Regional Airline Services.

(b)Authority Relative to this Agreement. Contractor has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Contractor. This Agreement has been duly and validly executed and delivered by Contractor and is, assuming due execution and delivery thereof by American and that American has legal power and right to enter into this Agreement, a valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, rules or regulations of a Governmental Authority relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under the applicable laws, rules or regulations of a Governmental Authority).

(c)Conflicts; Defaults. Neither the execution or delivery of this Agreement nor the performance by Contractor of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of Contractor's certificate of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any material contract or obligation to which Contractor is a party; (ii) result in the creation or imposition of liens in favor of any third person or entity; (iii) violate any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority; (iv) constitute any event which, after Notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens; or (v) cause American to be in violation or breach of any term of any Collective Bargaining Agreement with the pilots of American entered into by American or any of its Affiliates as of the Effective Date, the terms of which are set forth on Schedule 8.

(d)Approvals. Contractor possesses all approvals, certificates, licenses, permits or other authorizations of any Governmental Authority that are necessary or appropriate to execute and deliver this Agreement and to provide the Regional Airline Services and otherwise perform its obligations hereunder.

(e)Permits. Contractor possesses all certificates, authorizations and permits issued by the FAA and other applicable federal, state or foreign regulatory authorities necessary to conduct its business, maintain the airworthiness of the Covered Aircraft, provide Regional Airline Services and otherwise perform its obligations under this Agreement, and Contractor has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on Contractor or its ability to conduct its business, maintain the airworthiness of the Covered Aircraft, provide Regional Airline Services and otherwise perform its obligations under this Agreement.

Section 8.02    American Representations and Warranties. American represents and warrants to Contractor as of the date hereof as follows:

(a)Organization and Qualification. American is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware.

(b)Authority Relative to this Agreement. American has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of American. This Agreement has been duly and validly executed and delivered by American and is, assuming due execution and delivery thereof by Contractor and that Contractor has legal power and right to enter into this Agreement, a valid and binding obligation of American, enforceable against American in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, rules or regulations of a Governmental Authority relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under the applicable laws, rules or regulations of a Governmental Authority).

(c)Conflicts; Defaults. Neither the execution or delivery of this Agreement nor the performance by American of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of American's certificate of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any material contract or obligation to which American is a party; (ii) result in the creation or imposition of any liens in favor of any third person or entity; (iii) violate any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority applicable to American; (iv) constitute any event which, after Notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens; or (v) violate the terms of American's Collective Bargaining Agreement set forth on Schedule 8.

(d)Approvals. Subject to American obtaining approval of this Agreement by the Bankruptcy Court under the Chapter 11 Cases (as defined in Section 13.22 of this Agreement), American possesses all approvals, certificates, licenses, permits or other authorizations of any Governmental Authority that are necessary to execute and deliver this Agreement and perform its obligations hereunder. American shall use commercially reasonable efforts to obtain approval of this Agreement by the Bankruptcy Court under the Chapter 11 Cases (as defined in Section 13.22 of this Agreement), subject to Contractor's reasonable assistance and cooperation.

ARTICLE IX
INSURANCE

Section 9.01    Minimum Insurance Coverage. Throughout the Term, in addition to any insurance required to be maintained by Contractor or by any applicable Governmental Authority, Contractor shall maintain, or cause to be maintained, in full force and effect policies of insurance with insurers of recognized reputation and responsibility, in each case to the extent available and of the type usually carried by corporations engaged in the same or similar business, similarly situated and owning or operating similar aircraft and engines and covering risks of the kind customarily insured, as follows:

(a)Aviation Hull and Liability Insurance. Aviation hull and liability insurance, including aircraft third party, passenger liability (including passengers' baggage and personal effects), personal injury, cargo and mail legal liability, products and completed operations liability, contractual liability insurance and all-risk ground and flight physical damage, with a combined single limit of not less than [***] per occurrence (and in the aggregate with respect to products and completed operations), and with respect to non-passenger personal injury, a sublimit of [***] per occurrence and in the aggregate or such other limit which is customarily available in the industry. Such insurance shall also provide protection for war and other allied perils and include war and other allied perils liability insurance for passengers and third parties in the form of extended coverage endorsement (aviation liabilities) per clause AVN52E or its market equivalent. To the extent that the required war risks coverage in the preceding sentence is not included in such policies but is instead provided under separate insurance policies, government insurance and/or indemnification, Contractor shall provide evidence thereof in a form reasonably satisfactory to American.

(b)Workers' Compensation Insurance and Employer's Liability Insurance. Workers' compensation providing the statutory coverage required by the appropriate jurisdiction and employer's liability with a limit of not less than [***] each accident for bodily injury by accident or [***] each employee for bodily injury by disease.

(c)Automobile Liability Insurance. Automobile liability insurance covering all owned, non-owned leased and hired vehicles with policy limits of not less than [***] combined single limit per occurrence.

(d)Other Property and Liability Insurance. Other property and liability insurance coverages (including without limitation property damage liability insurance, exclusive of any manufacturer's product liability insurance) of the types and in the amounts that would be considered prudent for a business organization of Contractor's size and nature, under the insurance market conditions in effect at the time of placement, but in any event of the type and the amount that American may require to prevent or minimize a disruption in the provision of Regional Airline Services resulting from a casualty or liability incident related to any of Contractor's operations.

(e)Deductibles. All coverages described in this Section 9.01 shall be placed with deductibles prudent for a business organization of Contractor's size and nature, under the insurance market conditions in effect at the time of placement.

Section 9.02    Endorsements. Contractor shall cause the liability policies described in Section 9.01 to be duly and properly endorsed by Contractor's insurance underwriters as follows:

(a)Subrogation Rights. To provide that the underwriters shall waive subrogation rights against American, except for its gross negligence or willful misconduct;

(b)Additional Insureds. To provide that American and its Affiliates shall be named as additional insured parties under liability coverage and only as respect to the operations of the named insured. Additional insured coverage is not provided to any party with respect to claims arising out of their legal liability as a manufacturer, repairer, or servicing agent of the aircraft;

(c)Right of Contribution. To provide that such insurance shall be primary to and without right of contribution from any other insurance which may be available to the additional insureds;

(d)Breach of Warranty. To include a “breach of warranty” provision in favor of the additional insureds insuring their interest regardless of any breach or violation by Contractor of any warranties, declarations or conditions contained in such insurance policies;

(e)Cross Liability Warranty. With respect to the aviation liability insurance only, to include a “cross liability warranty” provision, providing American and each of the other additional insureds the benefit of all provisions of the aviation liability insurance policy, except the limits of liability, in the same manner as if there were a separate policy covering each additional insured (the total liability of the insurers, in respect of any and all insureds, shall not exceed the limits of liability set forth in the policy);

(f)Contractual Liability. With respect to the aviation liability insurance only, to accept and insure Contractor's hold harmless and indemnity undertakings set forth in this Agreement, but only to the extent of the coverage afforded by the aviation liability insurance policy or policies; and

(g)No Cancellation or Amendment. With respect to all of the insurance policies described in Section 9.01, to provide that such policies shall not be canceled, terminated or the limits or coverage required hereunder be reduced (adverse change) until thirty (30) days after receipt by American of Notice from such insurers (or Contractor's insurance broker) of such cancellation, termination or reduction (but seven (7) days or such lesser period after Notice shall have been sent to American (i) in respect of war risk insurance or (ii) if the cancellation or adverse change is a result of Contractor's failure to pay the applicable workers compensation or property insurance premiums).

Section 9.03    Evidence of Insurance Coverage. On the Effective Date and on each anniversary thereof during the Term, Contractor shall furnish to American a certificate of insurance certifying that such insurance and endorsements are in full force and effect. Such certificate shall be issued per the AVN67B form. If Contractor fails to acquire or maintain insurance as herein provided, then American may at its option secure such insurance on Contractor's behalf and Contractor shall take all actions requested or directed by American and cooperate with American in connection with obtaining or maintaining such coverage.

ARTICLE X
INDEMNIFICATION

Section 10.01    CONTRACTOR'S INDEMNIFICATION OF AMERICAN INDEMNIFIED PARTIES. CONTRACTOR SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE AMERICAN INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF, CAUSED BY OR OCCURRING IN CONNECTION WITH (OR ALLEGED TO ARISE OUT OF, BE CAUSED BY OR BE OCCURRING IN CONNECTION WITH) (A) THE DEATH OF OR INJURY TO PERSONS (INCLUDING ALL INVITEES, GUESTS, PASSENGERS, SHIPPERS, EMPLOYEES, AND AGENTS OF CONTRACTOR), OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY (INCLUDING PROPERTY OF CONTRACTOR AND OF ITS INVITEES, GUESTS, PASSENGERS, SHIPPERS, EMPLOYEES AND AGENTS AND PROPERTY OF EACH AMERICAN INDEMNIFIED PARTY, INCLUDING AIRCRAFT, AIRFRAMES, ANY ENGINE, ANY PART OF ANY THEREOF, BAGGAGE OR CARGO) OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE UNDER THE CONTROL OR IN THE CUSTODY OF, OR BEING TRANSPORTED BY CONTRACTOR (INCLUDING, FOR THE AVOIDANCE OF DOUBT, CLAIMS ARISING OUT OF DEATH OF OR INJURY TO REGIONAL AIRLINE SERVICES PASSENGERS TRAVELING ON ANY TICKETS REGARDLESS OF ANY LIMITS OR CONDITIONS OF LIABILITY OR OTHER JURISDICTIONAL LIMITATIONS ON CLAIMS), EXCEPT TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OF AMERICAN, ANY AFFILIATE OF AMERICAN OR ANY AMERICAN AGENT; (B) NEGLIGENT ACTS OR NEGLIGENT OMISSIONS OF CONTRACTOR, ANY AFFILIATE OF CONTRACTOR, OR ANY CONTRACTOR AGENTS, THAT ARE IN ANY WAY RELATED TO PROVIDING REGIONAL AIRLINE SERVICES OR USE OF THE AMERICAN GATES AND FACILITIES, EXCEPT FOR CLAIMS OF THE TYPE REFERRED TO IN SECTION 10.02(A) ARISING FROM THE DEATH OF, OR INJURY TO, PERSONS, OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE IN THE CONTROL OR CUSTODY OF AMERICAN, IN WHICH CASE AMERICAN SHALL INDEMNIFY AND REIMBURSE THE CONTRACTOR'S INDEMNIFIED PARTIES, NOTWITHSTANDING SUCH NEGLIGENT (BUT NOT WILLFUL) ACTS OR OMISSIONS OF CONTRACTOR, ANY AFFILIATE OF CONTRACTOR OR ANY CONTRACTOR AGENTS; (C) THE PERFORMANCE, IMPROPER PERFORMANCE OR NONPERFORMANCE, DIRECTLY OR INDIRECTLY, OF ANY COVENANT OR AGREEMENT OF CONTRACTOR PURSUANT TO THIS AGREEMENT, OR ANY BREACH OF ANY REPRESENTATION OR WARRANTY OF CONTRACTOR CONTAINED IN SECTION 8.01; AND (D) CONTRACTOR'S NEGLIGENT USE OF A COPYRIGHT, APPROVED MARK OR AMERICAN SYSTEM OR SOFTWARE.

Section 10.02    AMERICAN INDEMNIFICATION OF CONTRACTOR. AMERICAN SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE CONTRACTOR'S INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF, CAUSED BY OR OCCURRING IN CONNECTION WITH (OR ALLEGED TO ARISE OUT OF, BE CAUSED BY OR OCCURRING IN CONNECTION WITH) (A) THE DEATH OF OR INJURY TO PERSONS (INCLUDING ALL INVITEES, GUESTS, PASSENGERS, SHIPPERS, EMPLOYEES, ANY OPERATOR OF THE COVERED AIRCRAFT AND AGENTS OF AMERICAN), OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY (INCLUDING PROPERTY OF AMERICAN AND OF ITS INVITEES, GUESTS, PASSENGERS, SHIPPERS, EMPLOYEES AND AGENTS AND PROPERTY OF CONTRACTOR'S INDEMNIFIED PARTIES, INCLUDING AIRCRAFT, AIRFRAMES, ANY ENGINE, ANY PART OF ANY THEREOF, BAGGAGE OR CARGO) OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE UNDER THE CONTROL OR IN THE CUSTODY OF, OR BEING TRANSPORTED BY, AMERICAN, EXCEPT TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OF CONTRACTOR, ANY AFFILIATE OF CONTRACTOR OR ANY CONTRACTOR AGENTS; (B) NEGLIGENT ACTS OR NEGLIGENT OMISSIONS OF AMERICAN, ANY AFFILIATE OF AMERICAN OR ANY AMERICAN AGENT THAT ARE IN ANY WAY RELATED TO PROVIDING REGIONAL AIRLINE SERVICES, EXCEPT FOR CLAIMS OF THE TYPE REFERRED TO IN SECTION 10.01(A) ARISING FROM THE DEATH OF, OR INJURY TO, PERSONS, OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE IN THE CONTROL OR CUSTODY OF, OR ARE BEING TRANSPORTED BY, CONTRACTOR (IN WHICH EVENT CONTRACTOR SHALL INDEMNIFY AND REIMBURSE THE AMERICAN INDEMNIFIED PARTIES NOTWITHSTANDING SUCH NEGLIGENT (BUT NOT WILLFUL) ACTS OR OMISSIONS OF AMERICAN, ANY AFFILIATE OF AMERICAN

OR ANY AMERICAN AGENT); AND (C) THE PERFORMANCE, IMPROPER PERFORMANCE OR NONPERFORMANCE, DIRECTLY OR INDIRECTLY, OF ANY COVENANT OR AGREEMENT OF AMERICAN PURSUANT TO THIS AGREEMENT, OR ANY BREACH OF ANY REPRESENTATION OR WARRANTY OF AMERICAN CONTAINED IN SECTION 8.02.

Section 10.03    Procedure for Indemnification Claims.

(a)Indemnification by Contractor. Any American Indemnified Party entitled to indemnification from Contractor under the terms and conditions of this Agreement shall provide Contractor with prompt Notice of any Claim that such American Indemnified Party believes gives rise to a claim for indemnity against Contractor. The Contractor shall be entitled, if it accepts financial responsibility for the third party Claim, to control the defense of, to settle or to pay for any such third party Claim at its expense and by its counsel; provided, that the American Indemnified Party's prior Consent (which may not be unreasonably withheld or delayed) must be obtained prior to settling any such third party Claim. The American Indemnified Party shall provide Contractor with such information as Contractor shall reasonably request to defend or resolve any such third party Claim and shall otherwise cooperate with Contractor in the defense or resolution of any such third party Claim. If Contractor does not accept financial responsibility for the third party Claim or fails to defend against the third party Claim that is the subject of a Notice under this Section 10.03(a) within thirty (30) days of receiving such Notice (or sooner if the nature of the third party Claim so requires), or otherwise contests its obligation to indemnify the American Indemnified Party in connection therewith, the American Indemnified Party may, upon providing Notice to Contractor, pay, compromise or defend such third party Claim. In the latter event, the American Indemnified Party, by proceeding to defend itself or settle the matter, does not waive any of its rights hereunder to later seek indemnification from Contractor. Except as set forth in this Section 10.03(a), the American Indemnified Party shall not enter into any settlement or other compromise or Consent to a judgment with respect to a third party Claim as to which Contractor has an indemnity obligation hereunder without the prior Consent of Contractor (which may not be unreasonably withheld or delayed), and the entering into of any settlement or compromise, or the Consent to any judgment in violation of the foregoing shall constitute a waiver by any American Indemnified Party of its right to indemnity hereunder to the extent Contractor is materially prejudiced thereby. Contractor shall be subrogated to the rights of the American Indemnified Party to the extent that Contractor pays for any loss, damage or expense suffered by the American Indemnified Party hereunder.

(b)Indemnification by American. Any Contractor Indemnified Party entitled to indemnification from American under the terms and conditions of this Agreement shall provide American with prompt Notice of any Claim that such Contractor Indemnified Party believes gives rise to a claim for indemnity against American. American shall be entitled, if it accepts financial responsibility for the third party Claim, to control the defense of, to settle or to pay for any such third party Claim at its own expense and by its own counsel; provided, that the Contractor Indemnified Party's prior Consent (which may not be unreasonably withheld or delayed) must be obtained prior to settling any such third party Claim. The Contractor Indemnified Party shall provide American with such information as American shall reasonably request to defend or resolve any such third party Claim and shall otherwise cooperate with American in the defense or resolution of any such third party Claim. If American does not accept financial responsibility for the third party Claim or fails to defend against the third party Claim that is the subject of a Notice under this Section 10.03(b) within thirty (30) days of receiving such Notice (or sooner if the nature of the third party Claim so requires), or otherwise contests its obligation to indemnify the Contractor Indemnified Party in connection therewith, the Contractor Indemnified Party may, upon providing Notice to American, pay, compromise or defend such third party Claim. In the latter event, the Contractor Indemnified Party, by proceeding to defend itself or settle the matter, does not waive any of its rights hereunder to later seek indemnification from American. Except as set forth in this Section 10.03(b), the Contractor Indemnified Party shall not enter into any settlement or other compromise or Consent to a judgment with respect to a third party Claim as to which American has an indemnity obligation hereunder without the prior Consent of American (which may not be unreasonably withheld or delayed), and the entering into of any settlement or compromise, or the Consent to any judgment in violation of the foregoing shall constitute a waiver by any Contractor Indemnified Party of its right to indemnity hereunder to the extent

American is prejudiced thereby. American shall be subrogated to the rights of the Contractor Indemnified Party to the extent that American pays for any loss, damage or expense suffered by the Contractor Indemnified Party hereunder.

(c)Joint Claim. Notwithstanding anything contained in this Section 10.03 to the contrary, Contractor and American shall cooperate in the defense of any Claim imposed jointly against them.

Section 10.04    Employer's Liability and Workers' Compensation. American, on the one hand, and Contractor, on the other hand, shall bear full responsibility for their respective employer's liability and workers' compensation liability to their respective officers, directors, employees or agents on account of injury or death resulting from or sustained in the performance of their respective service under this Agreement. American, on the one hand, and Contractor, on the other hand, with respect to their employees, hereby accept full and exclusive liability for the payment of workers' compensation and employer's liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by any Governmental Authority, including state, local or foreign, with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and American, on the one hand, and Contractor, on the other hand, further shall make such payments and make and file all reports and returns, and do everything to comply with the laws imposing such taxes, contributions or other payments.

ARTICLE XI
TERM AND TERMINATION

Section 11.01    Term. This Agreement shall commence on the Effective Date and, unless earlier terminated as provided herein, shall continue until the twelfth (12th) anniversary of the Implementation Date of the last Covered Aircraft hereunder (the “Initial Term”). American shall have the right and option to extend the term of this Agreement for up to two (2) additional two (2) year terms (each an “Extension Term”) by delivering Notice of such extension to Contractor no later than two hundred and seventy (270) days prior to the end of the Initial Term or the first Extension Term, as the case may be, subject to Contractor's Consent; [***]. Notwithstanding the foregoing, American, in its sole discretion, can extend the compensation agreed upon by the Parties at the first Extension Term into the second Extension Term.

Section 11.02    Termination. This Agreement may be terminated during the Term pursuant to this Section 11.02.

(a)Termination by American or Contractor. In addition to and without limiting Section 11.02(b), (x) either American, if American is the non-defaulting Party on the one hand, or Contractor, if Contractor is the non-defaulting Party on the other hand, shall have the right to terminate this Agreement in accordance with Section 11.02(d) by providing Notice (which Notice shall specify the Termination Date, subject to this Article XII) to American, if American is the defaulting Party on the one hand, or Contractor, if Contractor is the defaulting Party on the other hand, or (y) either American or Contractor, as applicable, shall have the right to terminate this Agreement in accordance with Section 11.02(a)(i) and Section 11.02(d) by providing Notice (which Notice shall specify the Termination Date, subject to this Article XII) to American, if American is the Party suffering the Insolvency Event on the one hand, or Contractor, if Contractor is the Party suffering the Insolvency Event on the other hand, if:

(i)Bankruptcy. By American if Contractor (A) makes a general assignment for the benefit of creditors or becomes insolvent; (B) files a voluntary petition in bankruptcy; (C) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (D) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, readjustment of debt, dissolution, liquidation or any other similar proceeding for the relief of financially distressed debtors; (E) becomes the object of any proceeding or action of the type described in (C) or (D) above and such proceeding or action remains undismissed or unstayed for a period of at least sixty (60) days; or (F) is involuntarily divested of a substantial part of its assets for a period of at least sixty (60) days (each of (A) through (F) above an “Insolvency Event”) or by Contractor if American suffers an Insolvency Event subsequent to the issuance of a final non appealable order of confirmation in the Bankruptcy Proceeding or if the Bankruptcy Proceeding is converted into a proceeding under Chapter 7 of the Bankruptcy Code prior to the confirmation of a plan of reorganization in the Bankruptcy Proceeding;

(ii)Material Breach. American, on the one hand as the defaulting Party, or Contractor, on the other hand as a defaulting Party, shall refuse, neglect or fail to perform, observe, or keep either (A) any material non-monetary covenants, agreements, terms or conditions on their part to be performed, observed or kept hereunder or (B) any other covenant, agreement, term or condition contained herein that would reasonably be expected to substantially deprive American, on the one hand as the non-defaulting Party or Contractor, on the other hand as a non-defaulting Party, of any material benefits of this Agreement (individually and collectively, a “Material Breach”) and any such Material Breach shall continue for a period of thirty (30) days after Notice to cure such Material Breach to American, on the one hand as the defaulting Party, or Contractor, on the other hand as the defaulting Party thereof. For purposes of this Section 11.02(a)(ii), Contractor's failure to comply with any of the Standards of Service pursuant to and as set forth in Exhibit B hereof, shall be deemed a Material Breach;

(iii)Monetary Breach. (A) American, on the one hand, or Contractor, on the other hand, shall fail to pay any amounts owing to Contractor, on the one hand, or American, on the other hand, under the terms and conditions of this Agreement, and such failure remains uncured for more than five (5) Business Days after receipt of Notice of such failure to pay or (B) American, on the one hand, or Contractor, on the other hand, breach a monetary provision of this Agreement, and such breach remains uncured for more than five (5) Business Days after receipt of Notice of such monetary breach;

(iv)Force Majeure Event. (A) By American if a Force Majeure Event occurs with respect to Contractor that affects all of the Covered Aircraft and Contractor's ability to operate substantially all of the Scheduled Flights as contemplated hereunder and such Force Majeure Event shall continue for more than [***], or (B) by Contractor if a Force Majeure Event occurs that prevents American's performance of substantially all of its obligations pursuant to this Agreement, and such Force Majeure Event shall continue for more than [***]; it being understood that if American is making payments to Contractor as set forth in Section 11.02(c)(iii) of this Agreement, then Contractor may not terminate this Agreement upon the occurrence of such a Force Majeure Event referenced in (B) above.

(b)Termination by American. In addition to and notwithstanding Section 11.02(a), American shall have the right and option by providing Notice (which Notice shall specify the Termination Date, subject to this Article XII) to Contractor to terminate this Agreement (in accordance with Section 11.02(d)), or elect any other remedy available to it pursuant to Section 11.02(d), for the following:

(i)Suspension of Contractor's Certification. If Contractor's FAA or DOT certification used in connection with the Scheduled Flights or any Covered Aircraft is for any reason suspended, revoked, materially impaired in any manner or otherwise not in full force and effect;

(ii)Change of Control. If a Change of Control has occurred to which American has not Consented in advance;

(iii)Lack of Required Insurance Coverage. If Contractor fails to comply in any respect with Sections 9.01(a), (b) and (e), and, as a result thereof, the insurance required pursuant to this Agreement is not then in full force and effect or the insurance is not at any time in compliance with the requirements herein or therein specified; provided that if Contractor fails to comply in any respect with Sections 9.01(c) and (d), Contractor shall be entitled to three (3) days' Notice from American and an opportunity to cure such failure during such period prior to any termination or election of remedy pursuant to the provisions hereof;

(iv)Failure to Maintain Controllable Completion Rate. If Contractor fails to maintain a Controllable Completion Rate as set forth in Schedule 9 with respect to the Scheduled Flights [***];

(v)Intentionally deleted.

(vi)Intentionally deleted.

(vii)Inspection or Audit. If American determines that Contractor's level of safety with respect to its operation of the Covered Aircraft or the Scheduled Flights is not reasonably satisfactory to American and such unsatisfactory level of safety shall continue for a period of five (5) days after Notice to Contractor from American to cure such unsatisfactory level of safety;

(viii)Failure to Maintain Controllable On-Time Departures. If Contractor's Controllable On-Time Departures are within the Default Range as set forth in Section IV(B) of Schedule 7 for any calendar quarter, and following Notice from American pursuant to Section IV(B)(4) of Schedule 7, such Controllable On-Time Departures continue to be within the Default Range following the last day of the applicable calendar month (or if such day is not a Business Day, the next Business Day) as contemplated by Section IV(B)(4) of Schedule 7; or

(ix)Controllable Corporate Complaint Factor. If Contractor's Controllable Corporate Complaint Factor is within the Default Range as set forth in Section IV(A) of Schedule 7 for any calendar quarter, and following Notice from American pursuant to Section IV(A)(4) of Schedule 7, such Controllable Corporate Complaint Factor continues to be within the Default Range following the last day of the applicable calendar month (or if such day is not a Business Day, the next Business Day) as contemplated by Section IV(A)(4) of Schedule 7.

(x)Operation of Covered Aircraft. If Contractor operates the Covered Aircraft for any purpose except as provided in this Agreement.

(xi)Contractor Violation of American Collective Bargaining Agreement. If Contractor changes the manner in which it conducts business on or after the Effective Date (including operating a particular aircraft type or number of aircraft) and such change causes American to be in violation or breach of any term of any Collective Bargaining Agreement binding upon American as set forth on Schedule 8, unless such violation or breach is directly and solely the result of a request of, or direction by, American. After the Effective Date, American shall have the right and option to revise or amend Schedule 8 hereto to reflect an amendment of the terms of the Collective Bargaining Agreement set forth on Schedule 8. If American elects to do so, American shall provide Contractor with fifteen (15) calendar days prior Notice thereof, together with the proposed revision or amendment to Schedule 8. To the extent that any such revision or amendment to Schedule 8 may reasonably be expected to result in additional out-of-pocket costs or expenses to Contractor, Contractor shall provide American with a binding estimate of the out-of-pocket costs and expenses, so that American may determine whether to enter into such revision or amendment. In the event that American determines that such revision or amendment shall become effective, American shall be responsible for any reasonable and documented additional out-of-pocket costs or expenses actually incurred by Contractor directly resulting from such revision or amendment as Pass Through Costs payable by American pursuant to Schedule 4, and any such revisions or amendments shall be binding upon Contractor as if initially attached hereto as Schedule 8. If Contractor cannot come into compliance with the terms of American's revised Collective Bargaining Agreement and American terminates this Agreement pursuant to this Section 11.02(b)(xi), American shall pay Contractor the [***], subject to Contractor's duty to mitigate, which shall include using the Covered Aircraft for other parties, so long as any amounts received by Contractor to mitigate shall reduce Fixed Costs owing by American to Contractor pursuant to the foregoing. For the avoidance of doubt, American shall have the ability to revise or amend Schedule 8 as needed during the Term, with such revision or amendment to occur in connection with any amendment of American's Collective Bargaining Agreement.

(c)Actions during a Force Majeure Event or Labor Dispute. Without limiting the rights to terminate specified herein:

(i)Notice to American. Contractor shall provide Notice to American if either (A) a Force Majeure Event with respect to Contractor or a Contractor Labor Strike occurs or (B) Contractor believes that there is a likelihood of an imminent occurrence of such a Force Majeure Event with respect to Contractor or a Contractor Labor Strike.

(ii)Mitigation of Costs. Contractor covenants and agrees that it shall mitigate any costs and expenses incurred by it during a Force Majeure Event, a Contractor Labor Strike or an American Labor Strike or other American labor dispute, if such costs and expenses are Pass Through Costs or American Absorbed Expenses, or otherwise reimbursable or paid by American in accordance with the terms and conditions of this Agreement. American covenants and agrees that it shall mitigate any costs and expenses incurred by it during a Force Majeure Event, a Contractor Labor Strike or an American

Labor Strike or other American labor dispute, if such costs and expenses are Controllable Costs, or otherwise directly or indirectly reimbursable or paid by Contractor in accordance with the terms and conditions of this Agreement.

(iii)Performance During Force Majeure Event. Prior to any termination hereof as specified in this Article XI and without limiting American's or Contractor's right to terminate this Agreement pursuant thereto, American's and Contractor's obligations under this Agreement shall be immediately suspended in the event, to the extent and for the period of time that performance is delayed or prevented prior to the termination hereof for the occurrence of any Force Majeure Event; provided that the foregoing shall not apply to any outstanding rights, obligations or payments that are then due and payable in accordance with the terms hereof; and provided further that (A) the suspension of the obligations in accordance herewith is of no greater scope and of no longer duration than is required by the Force Majeure Event and (B) American, if the Party suspending its obligations because of the Force Majeure Event on the one hand, or Contractor, if Contractor is the Party suspending its obligations because of the Force Majeure Event on the other hand, uses commercially reasonable efforts to remedy their inability to perform.

(d)Rights and Obligations upon Termination; Election of Remedies.

(i)Survival During Wind-Down Period. Upon any termination pursuant to this Section 11.02 or Section 13.24, the Term shall continue, and this Agreement shall survive in full force and effect, beyond the Termination Date until the end of the Wind-Down Period, if any, and the rights and obligations of American or Contractor under this Agreement, including without limitation remedies available upon the occurrence of a Material Breach, shall continue with respect to each Covered Aircraft until it is removed from this Agreement or otherwise until the later of the Termination Date or the end of the Wind-Down Period, if any.

(ii)Termination by Contractor. If Contractor terminates this Agreement pursuant to Section 11.02(a) or this Agreement is terminated pursuant to Section 13.24, then the Covered Aircraft shall be removed from this Agreement in accordance with the following terms and conditions:

(A)The Notice of termination delivered by Contractor to American pursuant to Section 11.02(a) shall be irrevocable by Contractor and shall include a Termination Date that is at least thirty (30) days after the date of such Notice and a Wind-Down Schedule that identifies the specific tail numbers of each Covered Aircraft to be removed and the actual date of such Covered Aircraft's removal; provided that Contractor may only remove [***] Covered Aircraft per month in such Wind-Down Schedule, and it being understood that Contractor may remove Covered Aircraft from providing the Regional Airline Services immediately, and without any limitations on the number of Covered Aircraft that may be removed per month, only in the case of a monetary breach pursuant to Section 11.02(a)(iii) above.

(B)For the avoidance of doubt, it is intended that the rights and remedies referred to in this Section 11.02(e)(ii)(B) shall be cumulative and in addition to any rights or remedies otherwise available at law or in equity. The exercise by Contractor of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Contractor of any or all of such other rights or remedies.

(iii)Termination by American.

(A)If this Agreement is terminated by American pursuant to Sections 11.02(a) or 11.02(b), then American may, in its sole discretion elect for the cessation of all Regional Airline Services immediately and for all Covered Aircraft to be removed from the provisions of this Agreement as of the Termination Date specified in the Notice of termination given by

American in accordance with Sections 11.02(a) or 11.02(b), which Notice of termination shall include a Wind-Down Schedule that identifies the specific tail numbers of each Covered Aircraft to be removed and the actual date of such Covered Aircraft's removal. The Notice of termination shall be irrevocable and the Wind-Down Schedule shall provide for the removal of [***] Covered Aircraft per month, until all such Covered Aircraft are removed from the terms of this Agreement.

(B)Intentionally deleted.

(C)For the avoidance of doubt, it is intended that the rights and remedies referred to in this Section 11.02(e)(iii)(C) shall be cumulative and in addition to any rights or remedies otherwise available at law or in equity. The exercise by American of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by American of any or all of such other rights or remedies. Nothing contained in this Section 11.02(e)(iii)(C) shall be deemed to limit or otherwise affect American's rights under Section 11.02(e).

(iv)Obligations upon Removal of Covered Aircraft or Termination. Termination of this Agreement for any reason shall not relieve American or Contractor of their rights and obligations incurred prior to the end of the Term. Contractor shall continue to operate any Covered Aircraft for Scheduled Flights subject to a Notice of termination delivered by American to Contractor pursuant to Sections 11.02(a) or 11.02(b) and Contractor shall receive compensation for such Scheduled Flights.

ARTICLE XII
DISPUTE RESOLUTION

Section 12.01    Resolution of Disputes. Prior to American's or Contractor's right to seek any remedy in a court of competent jurisdiction, American and Contractor hereby agree that they shall attempt to resolve any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof (each a “Dispute”) as follows:

(a)    American, on the one hand, or Contractor, on the other hand, may give Notice to the Representatives of American, on the one hand, or Contractor, on the other hand, of the issue or matter to be discussed and the respective Representatives shall meet within ten (10) days to promptly negotiate a resolution of the Dispute.
(b)    Failure to resolve the Dispute within thirty (30) days following any referral to the Representatives of American and Contractor shall give American, on the one hand, or Contractor, on the other hand, the right to seek applicable remedies under this Agreement in a court of competent jurisdiction.
(c)    American, on the one hand, and Contractor, on the other hand, agree to continue to perform their respective obligations under this Agreement while a Dispute or issue is being resolved pursuant to this Section 12.01.

ARTICLE XIII
MISCELLANEOUS

Section 13.01    Notices. All Notices, Consents, or amendments under this Agreement shall be in writing and shall be deemed given to American or Contractor, as the case may be, upon (a) confirmation of receipt of a delivery in person; (b) a transmitter's confirmation of a receipt of a facsimile or e-mail transmission (but only if followed by confirmed delivery the following Business Day (i) by a nationally recognized overnight courier or (ii) by hand); or (c) confirmed delivery by a nationally recognized overnight courier, to the Parties at the addresses below.

If to American, to:
American Airlines, Inc.
4333 Amon Carter Blvd.
Mail Drop 5675
Ft. Worth, TX 76155
Attention: Corporate Secretary
[***]
If to Contractor, to:
Republic Airline Inc.
8909 Purdue Road
Suite 300
Indianapolis, IN 46268
Attention: Chief Financial Officer
[***]
with a copy to:
Republic Airline Inc.
8909 Purdue Road
Suite 300
Indianapolis, IN 46268
Attention: Vice President, General Counsel
[***]
And if to American pursuant to Section 13.06(b), a copy of such Notice shall also be provided to:
American Airlines, Inc.
4333 Amon Carter Blvd.
Mail Drop 5675
Ft. Worth, TX 76155
Attention: Corporate Communications Department
[***]
and
American Airlines, Inc.
4333 Amon Carter Blvd.
Ft. Worth, TX 76155
Attention: Director of Regional Networks
[***]

or, in each case, to such other address as a Party may have furnished to the other Party by a Notice in accordance with this Section 13.01.
Where in this Agreement the words “request,” “directed,” “inform,” “furnish” or “approved” or similar phrases, expressions or derivatives thereof are used rather than the terms Notice or Consent, such instruction to receive such communication shall be sufficient if done by email (and not in a second writing) (each a “Communication”) so long as it is provided (i) in accordance with past practices or, if there are no past practices, in accordance with customary industry practices; (ii) the Person providing the Communication reasonably believes that the Person receiving such Communication is authorized to receive such Communication; and (iii) the Person receiving such Communication reasonably believes the Person providing such Communication has the apparent or actual authority to undertake the action in question.
Section 13.02    Binding Effect and Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding and enforceable upon the Parties and their respective successors and permitted assigns. Neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by Contractor without the prior Consent of American; provided, that Contractor may assign this Agreement to any Affiliate of Contractor so long as (i) the guaranty provided by Holdings remains in full force and effect, (ii) such Affiliate holds a certificate of public convenience and necessity issued pursuant to certain federal transportation statutes authorizing it to engage in air transportation of persons, property and mail, and is a regional air carrier providing scheduled domestic air transportation and (iii) such Affiliate can perform the obligations of Contractor under this Agreement. American may assign this Agreement and any of the rights, interests or obligations hereunder at any time without the prior Consent of Contractor so long as such assignee can perform the obligations of American under this Agreement. In the event of any assignment of this Agreement, the assignor shall be deemed to have released (without further action on the part of the other party to this Agreement) the other party to this Agreement from any and all duties, obligations and liabilities (including assignor liability) arising under this Agreement after the date of assignment so long as the assignee has agreed to assume all of the assignor's duties, obligations and liabilities arising under this Agreement.

Section 13.03    Amendment and Modification. Subject to Sections 7.04(a) and 13.02 above, this Agreement may not be amended or modified in any respect except by a written agreement signed by both of the Parties.

Section 13.04    Waiver. The performance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the Party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

Section 13.05    Interpretation. The table of contents and the article, section and other headings and subheadings contained in this Agreement and in the exhibits and schedules hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit or schedule hereto. All references to days, months or years shall be deemed references to calendar days, months or years. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to an “Article,” a “Section,” an “Exhibit,” or a “Schedule” shall be deemed to refer to an article or section of this Agreement or an exhibit or schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing the document to be drafted. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 13.06    Confidentiality and Public Communications.

(a)Confidentiality. Except as required by any law, rule or regulation of a Governmental Authority, stock exchange listing requirement, in any proceeding to enforce the provisions of this Agreement, or pursuant to the Bankruptcy Proceeding, American and Contractor agrees (i) not to publicize or disclose to any Third Party any Confidential Information of the other Party, the terms or conditions of this Agreement, or any exhibit, schedule or appendix hereto, without the prior Consent of the other Party, except that a Party may disclose such information to its Affiliates, third-party consultants, advisors, representatives or labor organizations, unions, work groups or other groups negotiating or subject to such Party's Collective Bargaining Agreements, in each case, that have agreed to keep such information confidential and (ii) not to use any such Confidential Information of the other Party other than in connection with performing their respective duties and obligations or enforcing their respective rights and privileges under this Agreement, or as otherwise expressly contemplated by this Agreement. If any Party is served with a subpoena or other process requiring the production or disclosure of any Confidential Information of the other Party, then the Party receiving such subpoena or other process, before complying with such subpoena or other process, shall, to the extent permitted by applicable law, promptly provide Notice to the other Party of same and permit said other Party a reasonable period of time to intervene and contest disclosure or production. Upon any termination of this Agreement, each Party must, at the written request of the other Party, return or destroy Confidential Information received from the other Party which is still in the recipient's possession or control and certify its compliance with such written request. This Section 13.06(a) shall survive the termination of this Agreement for a period of ten (10) years; provided, that personally identifiable information shall remain subject to this Section 13.06(a) in perpetuity.

(b)Public Communications. Except as disclosed in connection with compliance with applicable securities laws and any stock exchange listing requirement, Contractor shall not issue any press release or public announcement relating to Regional Airline Services, Scheduled Flights, the cessation of Scheduled Flights, schedule changes, customer initiatives, marketing programs or promotions, without American's prior written Consent following a sufficient time for American to review the press release or public announcement.

Section 13.07    Data Security.

(a)Safeguards. Where Contractor stores or processes American Data, Contractor shall and shall cause its Contractor Agents to establish and maintain a secure environment for all American Data and any hardware and software (including servers, network and data components) to be provided or used by Contractor or its Contractor Agents to store or process American Data. Contractor represents that the security measures they take in performance of their obligations under this Agreement are, and will at all times remain, consistent with the following (collectively referred to herein as “Security Best Practices”): (i) Privacy & IT Security Best Practices (as defined by ISO 27001) or a similar policy as determined by American in its sole discretion; (ii) the security requirements, obligations, specifications and event reporting procedures set forth in Exhibit D; and (iii) any security requirements, obligations, specifications and/or event reporting procedures required by American in writing from time to time. Failure by Contractor to comply with Security Best Practices in fulfilling their obligations hereunder shall constitute a breach of this Agreement. Contractor shall contractually require any of its Contractor Agents with access to American Data to adhere to such Security Best Practices as applicable to their access to the American Data.

(b)Notice of Breach. If Contractor or any of its Contractor Agents discovers or is notified of a breach or potential breach of security relating to the American Data, then Contractor shall immediately (i) provide Notice to American of such breach or potential breach and (ii) if the applicable American Data was in the possession of Contractor or any of its Contractor Agents at the time of such breach or potential breach, Contractor (A) shall investigate and remediate with American's assistance the effects of the breach or potential breach (such remediation to include restoring data to the last data back-up) and (B) shall provide American with assurance satisfactory to American that the likelihood of a recurrence of such breach or potential breach has been appropriately reduced. If Contractor breaches this Section 13.07, then American shall have the right to require Contractor to reimburse American for actual out-of-pocket costs and expenses of printing and mailing notification letters required by any law, rule or regulation of a Governmental Authority incurred by American or its Affiliates due to such breach and any credit monitoring services offered by American or any Affiliate in relation to the breach.

Section 13.08    Ownership and Use of American Data.

(a)Ownership. All American Data is, or upon creation will be, and will remain the property of American and all right, title and interest in and to any American Data, including intellectual property rights to American Data, will be solely owned by American. Contractor (and upon creation will be deemed to) irrevocably assigns, transfers and conveys, and will cause its Contractor Agents to assign, transfer and convey, to American without further consideration all of their right, title and interest in and to the American Data. Upon request by American, and at American's cost and expense, Contractor will execute and deliver, and will cause its Contractor Agents to execute and deliver, any documents or take any other actions that may be necessary or desirable under any law, rule or regulation of a Governmental Authority to evidence, preserve, or enable American or an Affiliate of American to enforce, its rights hereunder with respect to the American Data.

(b)Contractor Use Rights. Except as otherwise provided in this Agreement, without American's approval (in its sole discretion), the American Data may not be (i) used by Contractor or its Contractor Agents; (ii) disclosed, sold, assigned, leased or otherwise provided to Third Parties by Contractor or its Contractor Agents; (iii) re-distributed or displayed via web sites or services (including, for example, through white label web sites); or (iv) commercially exploited by or on behalf of Contractor or its Contractor Agents. Contractor may access and use and may permit its Contractor Agents to access and use the American Data (A) only as necessary to provide the Regional Airline Services to American and (B) for any other purpose for which American may provide advanced written approval (e-mail shall not suffice) in accordance with this Agreement (collectively “Permitted Uses”). Except for the Permitted Uses, Contractor may not edit, modify, create derivatives, combinations or compilations of, combine, associate, synthesize, reverse engineer, reproduce, display, distribute, disclose, or otherwise process American Data. In addition, for clarity, Contractor must not directly or indirectly engage in any of the following activities: (x) use or disclosure of American Data in a way that may adversely affect American, including any use by or disclosure to other airlines, or (y) any kind of commercialization, marketing, advertising, licensing or resale that is based on American Data (e.g., targeted advertising to consumers based on the American Marks). Nothing in this Agreement conveys any rights or interest in the American Data to Contractor.

(c)Flight Status Data. With respect to Flight Status Data, in no event may Contractor disclose all or individual parts of the Flight Status Data, except as otherwise permitted herein.

(d)Return. Following the expiration or termination of this Agreement, Contractor and its Contractor Agents shall, at American's election, return or dispose of all American Data in their possession, subject to Contractor and its Contractor Agents record retention policies and except to the extent that such American Data cannot be disposed of without unreasonable cost and expense, in which case Contractor and its Contractor Agents shall keep such American Data confidential pursuant to Section 13.06(a). This Section 13.08 shall survive the termination of this Agreement and/or of the provision of Regional Airline Services and shall apply to any American Data retained by Contractor or its Contractor Agents.

Section 13.09    Cooperation with Respect to Reporting. American, on the one hand, and Contractor, on the other hand, shall use their commercially reasonable efforts to cooperate with the other in providing necessary data, to the extent in the possession of the other, required by the other to meet any reporting requirements to, or otherwise necessary in connection with any filing with or provision of information to be made to, any regulatory agency, stock exchange, or other Governmental Authority by the other.

Section 13.10    Right of Set-off. If Contractor shall be in default of any of its obligations under this Agreement, then American shall be entitled to set-off against any undisputed payment owed by American to Contractor hereunder any undisputed amount owed by Contractor to American hereunder; provided, that contemporaneously with any such set-off, American shall give Notice of such action to Contractor; provided, further, that the failure to give such Notice shall not affect the validity of the set-off. If American shall be in default of any of its obligations under this Agreement, then Contractor shall be entitled to set-off against any undisputed payment owed by Contractor to American hereunder any undisputed amount owed by American to Contractor hereunder; provided, that contemporaneously with any such set-off, Contractor shall give Notice of such action to American; provided, further, that the failure to give such Notice shall not affect the validity of the set-off. It is specifically agreed that for purposes of the set-off by American, on the one hand as a non-defaulting Party, or Contractor, on the other hand as a non-defaulting Party, mutuality shall be deemed to exist between American and Contractor. Upon completion of any such set-off, the obligation of the non-defaulting Party to the defaulting Party shall be extinguished to the extent of the amount so set-off. This set-off provision shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which American, on the one hand as the non-defaulting Party, or Contractor, on the other hand as the non-defaulting Party, is at any time otherwise entitled (either by operation of law, contract or otherwise).

Section 13.11    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature or portable document format (pdf).

Section 13.12    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.13    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding New York conflict of laws principles that might call for the application of the law of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

Section 13.14    Entire Agreement; Conflicts with this Agreement. This Agreement, when taken together with the Emergency Assistance Agreement, embodies the entire agreement between the Parties and shall be treated as one integrated agreement concerning the subject matter hereof and thereof and such agreements terminate and supersede all prior or contemporaneous agreements, discussions, undertakings and understandings, whether written or oral, express or implied, concerning the subject matter hereof. The effectiveness of this Agreement shall not be deemed a waiver by either Party of any disclosed or undisclosed breach, default, event of default or termination event under such other agreements. If any of the terms or provisions of this Agreement conflict with any terms or provisions of the Emergency Assistance Agreement, then the terms and provisions of the Emergency Assistance Agreement shall govern all matters specified in Article V hereof and with respect to all other matters this Agreement shall govern and control for all purposes. Furthermore, the Parties agree that in the event of a conflict between Article X and the indemnification provisions of the Emergency Assistance Agreement, this Agreement shall control.

Section 13.15    Remedies Cumulative. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

Section 13.16    Further Assurances. The Parties agree to take such further actions and execute and deliver such other documents, certificates, agreements and other instruments as may be reasonably necessary or desirable in order to implement the transactions contemplated by this Agreement.

Section 13.17    No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties and their respective permitted assigns, any rights, privileges, remedies, duties, obligations or liabilities under or by reason of this Agreement and no person who is not a party to this Agreement may rely on the terms hereof. Notwithstanding the foregoing, (a) each American Indemnified Party shall be a third party beneficiary with respect to Section 10.01 hereof and shall have all of the rights, benefits and privileges of a third party beneficiary with respect to Section 10.01 hereof; and (b) each Contractor Indemnified Party shall be a third party beneficiary with respect to Section 10.02 hereof and shall have all of the rights, benefits and privileges of a third party beneficiary with respect to Section 10.02 hereof.

Section 13.18    Relationship of the Parties.

(a)Contractor Employees. Any employees of Contractor and its Contractor Agents engaged in providing any of the Regional Airline Services are employees, agents, and independent contractors of Contractor for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of American. In their performance under this Agreement, Contractor shall act, for all purposes, as independent contractors and not as agents for American. Notwithstanding the fact that Contractor has agreed to follow certain procedures, instructions and standards of service of American pursuant to this Agreement, American shall have no supervisory power or control over any employees of Contractor or its Contractor Agents engaged by Contractor in connection with their performance hereunder, and all complaints or requested changes in procedures made by American shall, in all events, be transmitted by American to Contractor's Representative. Except as otherwise provided in this Agreement, nothing contained in this Agreement is intended to limit or condition Contractor's control over their operations or the conduct of their business as an air carrier, and Contractor and its principals assume their risks of financial losses which may result from the operation of the air services to be provided by Contractor hereunder.

(b)Limits on Relationship. Nothing in this Agreement shall be interpreted or construed as establishing between the Parties a fiduciary relationship, partnership, joint venture or other similar arrangement. Nothing in this Agreement authorizes either Party to make any contract, agreement, warranty, or representation on the other's behalf, or to incur any debt or obligation in the other's name.

Section 13.19    Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and, if such court does not have jurisdiction, of the courts of the State of New York sitting in the City of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by the other Party. To the extent permitted by applicable laws, rules or regulations of a Governmental Authority, each Party waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim (a) that it is not subject to the jurisdiction of the above-named courts; (b) that the suit, action or proceeding is brought in an inconvenient forum; or (c) that the venue of the suit, action or proceeding is improper. Each Party further waives any right to a trial by jury.

Section 13.20    LIMITATION ON DAMAGES. EXCEPT TO THE EXTENT A PARTY MAY BE REQUIRED TO PAY IN CONNECTION WITH ANY CLAIM FOR INDEMNIFICATION UNDER ARTICLE X, NO PARTY TO THIS AGREEMENT OR ANY OF THEIR AFFILIATES SHALL BE LIABLE TO ANY OTHER PARTY OR ANY OF THEIR AFFILIATES FOR CLAIMS FOR INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHETHER A CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW, RULE OR REGULATION OF A GOVERNMENTAL AUTHORITY OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, AND EACH PARTY RELEASES THE OTHER PARTIES AND THEIR AFFILIATES FROM LIABILITY FOR ANY SUCH DAMAGES. NO PARTY SHALL BE ENTITLED TO RESCISSION OF THIS AGREEMENT AS A RESULT OF BREACH OF ANY OTHER PARTY'S REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS, OR FOR ANY OTHER MATTER; PROVIDED, THAT NOTHING IN THIS SECTION 13.20 SHALL RESTRICT THE RIGHT OF ANY PARTY TO EXERCISE ANY RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO ARTICLE XI. IF AMERICAN TERMINATES THIS AGREEMENT DUE TO A CHANGE IN THE TERMS OF THE COLLECTIVE BARGAINING AGREEMENT THAT ARE SET FORTH ON SCHEDULE 8 HERETO, AMERICAN SHALL PAY

CONTRACTOR [***], SUBJECT TO CONTRACTOR'S DUTY TO MITIGATE, WHICH SHALL INCLUDE USING THE COVERED AIRCRAFT FOR OTHER PARTIES, SO LONG AS ANY AMOUNTS RECEIVED BY CONTRACTOR TO MITIGATE SHALL REDUCE FIXED COSTS OWING BY AMERICAN TO CONTRACTOR PURSUANT TO THE FOREGOING.

Section 13.21    Equitable Remedies. American and Contractor each hereby acknowledge and agree that if the rights of a Party may be materially and irreparably harmed by actions to be taken or taken by another Party, in addition to its rights under this Agreement, a Party may apply to any court of law or equity of competent jurisdiction in the State of New York sitting in the Borough of Manhattan for specific performance and/or other injunctive relief in order to enforce or prevent any breach of this Agreement or enjoin other such action being taken or proposed to be taken by the other Party.

Section 13.22    Executory Contracts. Contractor acknowledges that American is a debtor in possession under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the cases styled “In re AMR Corporation, et al.” pending in the United States Bankruptcy Court for the Southern District of New York, case no. 11-15643 (SHL) (Jointly Administered) (the “Chapter 11 Cases”). Contractor acknowledges and agrees that to the extent it has claims (as defined in the Bankruptcy Code) arising from goods provided or services performed prior to American's petition date against American or any of its debtor affiliates in the Chapter 11 Cases, Contractor will not attempt to recover, collect, or assert any of those prepetition claims against American or any of its debtor affiliates in the Chapter 11 Cases other than in connection with the administration of the Chapter 11 Cases. Contractor further acknowledges and agrees that entry into this Agreement does not constitute an assumption of any executory contracts or unexpired leases that might otherwise exist between Contractor and American or its affiliated debtors under the Bankruptcy Code and that American and its Affiliates retain all rights under Section 365 of the Bankruptcy Code to assume, reject, or assume and assign any such executory contracts or unexpired leases notwithstanding the entry into this Agreement.

Section 13.23    Survival of Certain Obligations. Except (a) for the covenants and agreements in Article X, Article XII, and Sections 13.01, 13.06, 13.08 and 13.20 and (b) as set forth in the following sentence, all representations, warranties, covenants and agreements of the Parties set forth herein shall terminate and expire, and shall cease to be in full force and effect following the Term. All covenants and agreements of either Party that contemplate actions to be taken or obligations in effect after the Term or the return of any Covered Aircraft pursuant to this Agreement shall survive the Term in accordance with the terms and to the extent contemplated thereby, including those described in Articles X, XII, and XIII and Schedule 10.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, American and Contractor have entered this Agreement effective as of the date set forth above.
AMERICAN AIRLINES, INC.

By:     /s/ Charles J. Schubert III
Name:    Charles J. Schubert III
Title:    VP, AA Network Planning

REPUBLIC AIRLINE INC.

By:     /s/ Bryan K. Bedford
Name:    Bryan K. Bedford
Title:    President and Chief Executive Officer

SCHEDULE 1

Make/Model	Tail Number	Aircraft Serial Number	Scheduled Delivery Date	Implementation date	Exit Date (144 months from implementation date)	Covered Aircraft Monthly Rent
[***]			April 2013			[***]
[***]			April 2013			[***]
[***]			May 2013			[***]
[***]			May 2013			[***]
[***]			May 2013			[***]
[***]			May 2013			[***]
[***]			July 2013			[***]
[***]			July 2013			[***]
[***]			July 2013			[***]
[***]			August 2013			[***]
[***]			August 2013			[***]
[***]			August 2013			[***]
[***]			September 2013			[***]
[***]			September 2013			[***]
[***]			September 2013			[***]
[***]			October 2013			[***]
[***]			October 2013			[***]
[***]			October 2013			[***]
[***]			November 2013			[***]
[***]			November 2013			[***]
[***]			November 2013			[***]
[***]			December 2013			[***]
[***]			December 2013			[***]
[***]			December 2013			[***]
[***]			January 2014			[***]
[***]			January 2014			[***]
[***]			February 2014			[***]
[***]			February 2014			[***]
[***]			March 2014			[***]
[***]			March 2014			[***]
[***]			April 2014			[***]
[***]			April 2014			[***]
[***]			May 2014			[***]
[***]			May 2014			[***]
[***]			June 2014			[***]
[***]			June 2014			[***]
[***]			July 2014			[***]
[***]			July 2014			[***]
[***]			August 2014			[***]
[***]			August 2014			[***]
[***]			September 2014			[***]

[***]	September 2014	[***]
[***]	October 2014	[***]
[***]	October 2014	[***]
[***]	November 2014	[***]
[***]	November 2014	[***]
[***]	December 2014	[***]
[***]	December 2014	[***]
[***]	January 2015	[***]
[***]	January 2015	[***]
[***]	February 2015	[***]
[***]	February 2015	[***]
[***]	March 2015	[***]

[***]

SCHEDULE 2

AMERICAN GATES AND FACILITIES

•	Those gates and the associated Passenger-Related Terminal Facilities provided by American from time to time.

•	[***] and [***] Crew Facilities as reasonably required and requested by Contractor.

SCHEDULE 3

SCHEDULING AND OPERATING RESTRICTIONS ON COVERED AIRCRAFT

I.Scheduling. Subject to the terms and conditions hereof, American shall in its sole discretion establish and publish all schedules for the Covered Aircraft, including determining the city-pairs served, frequencies and timing of scheduled arrivals and departures of Scheduled Flights; provided, that all such schedules shall be subject to the scheduling and operating restrictions on Covered Aircraft set forth in Schedule 3. If American determines to implement a new Final Monthly Schedule (as defined below), then at least [***] prior to the date of such Final Monthly Schedule's implementation American shall use its reasonable commercial efforts to provide Contractor with a preliminary flight schedule (a “Requested Plan”) relating to such Final Monthly Schedule for Contractor's planning purposes; it being understood that such Requested Plan shall not be binding upon American. At least [***] prior to the first day of the month to which such Final Monthly Schedule relates, American (A) shall provide Contractor with access to American's proposed flight schedule plans and (B) shall use commercially reasonable efforts to deliver to Contractor American's requested flight origination, destination and frequency plan, and associated times of departure and arrival for Scheduled Flights for each month to which such Final Monthly Schedule relates (each a “Final Monthly Schedule”). Once delivered, American and Contractor shall cooperate and use commercially reasonable efforts to make adjustments requested by Contractor or American to the Final Monthly Schedule. The Final Monthly Schedule so delivered shall apply for each succeeding calendar month, until such time as American determines to deliver a new Final Monthly Schedule.

II.Flight Cancellations. American shall be entitled in its sole discretion and at any time prior to takeoff, to direct Contractor to delay or cancel a Scheduled Flight, including for delays and cancellations that are ATC- or weather-related, and Contractor shall take all necessary action to give effect to any such direction. Contractor shall not receive any compensation from American for any cancelled Scheduled Flights.

III.Minimum Ground Time. As used herein, “minimum ground time” shall mean the aggregate time a Covered Aircraft is not being flown between Scheduled Flights or charter flights, as the case may be, based on the time between setting of the Covered Aircraft's brakes and release of such brakes. American reserves the right, in its sole discretion, to define minimum ground times at various staffing levels above and below wing over the Term; provided that ground times will not be less than [***] at any Outstation and [***] at a Hub.

IV.Covered Aircraft Overnight Maintenance Requirements. American shall schedule all Covered Aircraft (other than the Spare Aircraft) not assigned to maintenance (the Covered Aircraft available to schedule, or “CAATS”) in accordance with the following:

A.At least [***] of the CAATS shall be scheduled to spend at least [***] at an American-approved Contractor Overnight Maintenance Facility, as listed in Section IX below, each night.

B.American shall schedule CAATS such that at least [***] of the Covered Aircraft spend at least [***] at an American-approved Contractor Overnight Maintenance Facility, as listed in Section VII below, each night.

V.Crew Overnights. American shall schedule CAATS such that one (1) overnight crew may legally overnight away from a crew domicile for each Covered Aircraft. Notwithstanding the prior sentence, American, in its sole discretion, may elect to schedule up to [***] of CAATS lines in such a fashion that more than one crew is required to overnight with a Covered Aircraft “staging of crews.” However, if American requires crew overnights away from a crew domicile for more than [***] staging of crews, then American shall reimburse Contractor [***] per scheduled extra crew overnight event as documented by Contractor's crew scheduling system (this amount shall only remain in effect through December 31, 2013 and thereafter shall be adjusted on each January 1, beginning with January 1, 2014, by multiplying the amounts in effect on the immediately preceding December 31 by the applicable published report of CPI released as of such January 1).

VI.Maintenance of Aircraft. Upon at least one hundred twenty (120) days' Notice, Contractor may inform American of Covered Aircraft that need to be removed from providing Regional Airline Services for purposes of accomplishing heavy maintenance, overhauls and modifications of Covered Aircraft providing the Regional Airline Services. Contractor agrees to use reasonable efforts to not schedule heavy maintenance, overhauls or modifications during the months of June, July and August, unless otherwise Consented to by American, which Consent shall not be unreasonably withheld. At all times while [***] Covered Aircraft are providing the Regional Airline Services pursuant to this Agreement, Contractor shall use reasonable efforts to ensure that no fewer than [***] Covered Aircraft are available for scheduling.

VII.Minimum and Maximum Aircraft Utilization. For all CAATS, American shall, in its sole discretion, be allowed to schedule CAATS, within the guidelines of this Schedule 3 in accordance with the minimum average monthly block hour utilization (“Minimum Average Monthly Block Hour Utilization”) and maximum average monthly block hour utilization (“Maximum Average Monthly Block Hour Utilization”) and the minimum average monthly cycle utilization (“Minimum Average Monthly Cycle Utilization”) and the maximum average monthly block hour utilization (“Maximum Average Monthly Cycle Utilization”) in the following tables:

Minimum Average Monthly Block Hour Utilization	Maximum Average Monthly Block Hour Utilization
[***] Block Hours/Day	[***] Block Hours/Day

Minimum Average Monthly Cycle Utilization	Maximum Average Monthly Cycle Utilization
[***] Cycles/Day	[***] Cycles/Day

A.Compensation for Minimum Average Monthly Block Hour Utilization. American shall be responsible for paying Contractor as if CAATS were flown at the Minimum Average Monthly Block Hour Utilization during any month in which the Requested Plan results in the scheduling of CAATS below such Minimum Average Monthly Block Hour Utilization. The minimum payment due to Contractor in connection with the Minimum Average Monthly Block Hour Utilization shall be calculated as follows:

(i)Block Hour compensation shall equal (A) the total number of CAATS at the time of determination multiplied by (B) the applicable Minimum Average Monthly Block Hour Utilization set forth above multiplied by (C) the Block Hour Rate set forth in Schedule 7, as applicable.

(ii)Flight Hour compensation shall equal (A) the total number of CAATS at the time of determination multiplied by (B) the applicable Minimum Average Monthly Block Hour Utilization set forth above multiplied by (C) the then current months' average flight hour to block hour ratio multiplied by (D) the Flight Hour Rate set forth in Schedule 7, as applicable.

(iii)Departure compensation shall be (A) the total number of CAATS at the time of determination multiplied by (B) the applicable Minimum Average Monthly Block Hour Utilization set forth above multiplied by (C) the then current months' average departure to block hour ratio multiplied by (D) the Departure Rate set forth in Schedule 7, as applicable.

VIII.Block Times. American shall set all block times for flights operated by Covered Aircraft in a manner determined by American but generally consistent with the scheduling of block times set by American for flights operated by all other providers of Regional Airline Services to American; provided, however that American and Contractor shall cooperate and use commercially reasonable efforts to make adjustments requested by the Contractor or American to such block times.

IX.American-Approved Contractor Overnight Maintenance Facility: The overnight maintenance stations represented by the following designators are approved by American: PIT, MCI, MKE, IND and CMH (each a “Contractor Overnight Maintenance Facility”). American may, upon ninety (90) days prior Notice to Contractor, request that the Contractor Overnight Maintenance Facilities be amended or revised; provided that if [***] is added as a Contractor Overnight Maintenance Facility, (x) Contractor shall, at its option, be entitled to remove from the above list one of the specified Contractor Overnight Maintenance Facilities, (y) American shall provide the [***] maintenance facility, subject to Section II(F) of Schedule 4 and Exhibit E hereof and (z) Contractor may use the [***] maintenance facility to perform maintenance on aircraft other than the Covered Aircraft.

SCHEDULE 4

PASS THROUGH COSTS, CONTROLLABLE COSTS AND AMERICAN ABSORBED EXPENSES

Except as expressly set forth in this Schedule 4 or otherwise provided for in this Agreement, all costs and expenses relating to providing Regional Airline Services shall be classified as a Pass Through Cost, Controllable Cost or American Absorbed Expense and shall be payable as follows:
I.Pass Through Costs. The following costs and expenses (the “Pass Through Costs”) consist of those items or services for which Contractor may periodically incur costs and expenses under this Agreement, in each case with respect to Regional Airline Services; provided, that if American directly pays any Pass Through Costs, then such Pass Through Costs shall be deemed an American Absorbed Expense. Unless otherwise Consented to by American or otherwise paid directly by American, Pass Through Costs shall not include: American Absorbed Expenses, Controllable Costs, or any fines or other amounts set forth in Section IV of this Schedule 4, or any other costs or expenses not directly related to the operation of Scheduled Flights and maintaining Covered Aircraft:

A.Landing Fees. Any landing fees paid by Contractor in connection with the Covered Aircraft for each month; provided that landing fees shall not include deposits or similar payments (irrespective of the definition of “landing fees” in any applicable airport agreement).

B.Air Traffic Control Fees. Amounts paid by Contractor for air traffic control for the Covered Aircraft, including charges from NavCanada and SENEAM (and their respective successors, if such successors are Consented to by American).

C.Changes in Interior Design. Reasonable and documented out-of-pocket costs and expenses actually incurred by Contractor relating to Interior Design changes to the extent required by and subject to the conditions of Section 4.03(e)(i).

D.Changes in Exterior Livery of Covered Aircraft after its Implementation Date. Reasonable and documented out-of-pocket costs and expenses actually incurred by Contractor relating to alterations or changes in exterior livery after the Implementation Date of a Covered Aircraft to the extent required by and subject to the conditions of Section 4.03(e)(ii)(B).

E.American Absorbed Expenses. Any American Absorbed Expenses that are directly paid by Contractor.

F.Passenger Liability Insurance. Any premiums paid by Contractor for passenger liability insurance in connection with the Regional Airline Services for each month during the Term shall be deemed Pass Through Costs; provided that any Pass Through Costs associated with passenger liability insurance shall not include any amounts paid under Section II(C) or any amounts paid directly by American as an American Absorbed Expense.

G.War Risk Insurance. Any premiums paid by Contractor for war risk and allied perils insurance for the Covered Aircraft for each month during the Term shall be deemed Pass Through Costs.

H.Hull Insurance. Any premiums paid by Contractor for hull insurance for the Covered Aircraft for each month during the Term shall be deemed Pass Through Costs.

I.Covered Aircraft Property Taxes. Any property taxes paid by Contractor for the Covered Aircraft shall be deemed Pass Through Costs; provided that for any calendar year in which a Covered Aircraft is in operation under this Agreement for only a portion of such calendar year, the foregoing property taxes for each year of determination attributable to such Covered Aircraft shall be allocated pro rata based on the total aggregate number of days such Covered Aircraft are subject to this Agreement for such year, with American only being responsible for the portion of taxes attributable to the days a Covered Aircraft was subject to this Agreement.

J.[***]

K.Acquisition and Financing Costs. Commitment fees and arrangement fees relating to the acquisition and financing of Covered Aircraft, to be paid [***] per Covered Aircraft in the month each Covered Aircraft enters service in accordance with Schedule 1 of this Agreement.

L.Relocation to Alternative Hubs. Any out of pocket costs incurred by Contractor in relocating the Covered Aircraft to any of the Alternative Hubs.

M.[***]

N.Covered Aircraft Damage Caused by American. Reasonable and documented out-of-pocket costs and expenses actually incurred by Contractor to repair damage to a Covered Aircraft caused by American or an American Agent in connection with the provision by American of the ground handling and related services described in Section 2.04.

O.Quality of Service. Reasonable and documented out-of-pocket costs and expenses actually incurred by Contractor relating to amendments or changes in the Standards of Service, to the extent required by and subject to the conditions of Section 4.03(a), and the uniforms and accessories worn by Contractor's flight attendants and pilots, to the extent required by and subject to the conditions of Section 4.03(b).

P.American Cost Initiatives. Reasonable and documented out-of-pocket costs and expenses actually incurred by Contractor relating to the implementation costs, and all on-going costs, related to any American Cost Initiatives, to the extent required by and subject to the conditions of Section 7.03(b).

Q.Taxes. Any Taxes relating to the foregoing Pass Through Costs.

R.New Liquor License. Incremental costs and expenses to acquire any and all new licenses that Contractor does not already hold permitting Contractor to sell or dispense beer, wine, liquor or any other alcoholic beverages for consumption on the Covered Aircraft, if requested by American.

S.American Gates and Facilities. Reasonable and documented out-of-pocket costs actually incurred by Contractor in connection with observing, obeying and executing the provisions of any and all present and future laws, rules, regulations, requirements, orders and directives promulgated by any applicable Governmental Authority to the extent then applicable to Contractor's use or occupancy of American Gates and Facilities.

T.Pre-Owned Aircraft Configuration. Direct costs to reconfigure the interior and exterior to American specification with respect to Covered Aircraft that are not factory new aircraft; provided, that American shall be responsible for the first [***] per such Covered Aircraft for such costs, American and Contractor shall share equally such costs from [***] to [***], and Contractor shall be responsible for such costs in excess of [***].

U.[***]

For each month, Contractor shall submit to American a detailed written invoice for the amount of Pass Through Costs for such month not later than fifteen (15) days following the end of such month; provided, that Contractor shall provide such invoices reasonably promptly after Contractor's receipt of invoices for Pass Through Costs in the event that such invoices are not available within such fifteen (15) day period of each month, and a reasonable estimate of such costs and expenses if an invoice is not then available, as well as a reconciliation of any differences between the estimated and actual costs. Not later than ten (10) days following receipt by American of the foregoing invoice, American shall review such invoice after such discussions as may be necessary with Contractor; provided that American reserves its right to audit such invoices as specified in Schedule 10 and dispute any amounts under Section 13.01. American shall pay the amount due under such invoice on the next scheduled payment to be made pursuant to Section I(B) of Schedule 2 following American's review of the invoice of such Pass Through Costs, subject to American's right to dispute any amounts under Section 13.01; provided, that for any Pass Through Costs related to Section I(C) above, American shall reimburse Contractor for such Pass Through Costs [***].
II.Controllable Costs. American shall not be required to incur any cost or make any payment pursuant to this Schedule 4 to the extent that such cost or payment is attributable to any costs and expenses incurred by Contractor that are related to the flight operation or maintenance of the Covered Aircraft, including specifically any costs and expenses of the following (collectively the “Controllable Costs”):

A.American Systems. Costs and expenses associated with maintaining access to American Systems, except to the extent provided in Section 4.04.

B.Insurance. Costs associated with any insurance requirements as specified in Article VIII or Section 10.01, including but not limited to the following: (i) any insurance deductibles; (ii) workers' compensation insurance and employer's liability insurance premium costs and expenses as specified in Section 10.01(b); (iii) automobile liability insurance premium costs and expenses as specified in Section 10.01(c); (iv) directors and officers liability insurance premium costs and expenses; (v) fiduciary liability insurance premium costs and expenses; (vi) special crime insurance premium costs and expenses; and (vii) insurance premiums relating to the use of the American Gates and Facilities.

C.Increases in Insurance Premiums. Any increases in the policy premiums for insurance policies required under Section 10.01(a) shall be deemed Controllable Costs to the extent that such increased rates exceed the Average Peer Group Rates as defined in the next sentence. Average Peer Group Rates means, with respect to any insurance coverage and as of any date of determination, (x) the insurance rates in the prior year, multiplied by (y) the average percentage increase or decrease, as appropriate, from such prior year to such date of determination, in the cost of such insurance coverage for the five regional airlines with annual revenues per passenger mile closest to those of Contractor, as determined by available information obtained from public sources or reputable insurance brokers, excluding (i) any such regional airline that experienced a major loss within the previous three years, and (ii) any regional airline whose insurance rates are included with its major airline partner(s). If the Parties cannot agree on the Average Peer Group Rates, then the Parties agree to use the Average Peer Group Rates as determined by an independent third party not used by or associated with either Party.

D.Costs and expenses associated with flight crews, except as otherwise provided in this Agreement.

E.All maintenance for the Covered Aircraft, including but not limited to all related aircraft parts, airframe, engine maintenance, and any associated costs.

F. Costs and expenses related to Contractor Overnight Maintenance Facilities, including any American-provided overnight maintenance facilities.

G.Overhead expenses.

H.Depreciation and amortization.

I.Services contracted for with Third Parties (other than those included as American Absorbed Expenses).

J.Employee parking for any employees of Contractor or any of Contractor Agents.

K.Flight dispatch and air-to-ground communication costs.

L.All flight-related communications, including but not limited to flight dispatch, weather and air-to-ground communication costs, but in all events excluding ground radio related communication costs.

M.Any start-up costs of Contractor related to commencing Regional Airline Services pursuant to this Agreement, including but not limited to initial in-service modifications to meet American's branding standards, except to the extent otherwise included as American Absorbed Expenses or Pass Through Costs and not including any normal customary expenses incurred in connection with negotiating and executing this Agreement.

N.Aerodata and Fuel Efficiency Program. If American requests data from Contractor relating to Aerodata or the Fuel Efficiency Program, the reasonable and documented out-of-pocket costs and expenses actually incurred by Contractor relating to obtaining such data as set forth in Schedule 5.

O.Training. Should Contractor request that American provide instructors for the purpose of training any Contractor employees or any Contractor Agents, and if such training is permitted by American, Contractor shall pay American the actual salary-related costs, including fringe benefits, plus any reasonable and customary costs and expenses incurred by the American instructor in connection with such training.

P.Covered Aircraft Cleaning. Costs and expenses for routine clean-up and straightening of Covered Aircraft at outstations between Scheduled Flights. For the avoidance of doubt, American contract cabin service cleaning shall be provided between Scheduled Flights at the Hub and any “remain overnight” (RON) Covered Aircraft not at a Contractor Maintenance Base.

Any cost or expense incurred by Contractor that is not a Pass Through Cost or American Absorbed Expense, regardless of whether such costs are described above, shall be considered a Controllable Cost, and any Pass Through Costs or American Absorbed Expenses shall not be considered a Controllable Cost.
III.American Absorbed Expenses. With respect to the provision by Contractor of Regional Airline Services, the following services and the related costs and expenses shall be paid directly by American (collectively the “American Absorbed Expenses”):

A.Passenger Advertising and Marketing. Costs and expenses for passenger advertising and marketing, including commissions, taxes, reservation costs and expenses, revenue accounting costs and expenses, charges for fare or tariff filings costs and expenses associated with ticket sales reporting, fees related to the transportation of passengers, computer reservation system booking fees, technology services related to all passenger services processes, and unreported sales.

B.American's AAdvantage® Program. Costs and expenses associated with participation in American's AAdvantage® program.

C.Passenger and Cargo-Related Services. Costs and expenses related to providing one or more of the following in conformance with American's policies and procedures: (i) ticketing and check-in of passengers, including boarding pass issuance, re-accommodating and re-protecting passengers; (ii) gate passenger processing, including aircraft boarding and deplaning duties via jetway or ramp level; (iii) baggage service office duties; (iv) passenger security screening; (v) wheelchair and skycap services; (vi) special passenger assistance; (vii) GDS; (viii) airport collateral materials; (ix) passenger supplies; (x) passenger-related interrupted trip costs (including hotel, meal and calling cards vouchers); and (xi) other services agreed upon by American and Contractor in writing.

D.Credit Card Fees. Costs and expenses for credit card processing related to Regional Airline Services.

E.Interline Fees. Interline fees related to passengers who hold tickets (electronic or otherwise), flight coupons, vouchers, or other documents that are valid for travel shall be deemed American Absorbed Expenses; provided that such passengers are not American, Contractor, and/or other airline employees, dependents and other eligible persons traveling on positive space or “space available” non-revenue seating basis.

F.Taxes. Excise and other trust-fund related taxes related to revenues generated by passenger ticket sales.

G.Fuel. All Covered Aircraft fuel expenses and taxes (such as de-fuel, re-fuel, hedging, into plane fuel farm pumping).

H.Glycol and De-icing. Costs and expenses for glycol and de-icing services.

I.Ground Handling. Costs and expenses for ground handling services (including baggage handling claims, repairs, delivery costs and expenses, jetbridge maintenance and cleaning) and the other ground handling matters described in Section 2.04.

J.Catering. Costs and expenses for Catering Products and Catering Services, including any costs and expenses paid or incurred by Contractor to comply with the terms of American's catering standards and directives for the Covered Aircraft.

K.American Gates and Facilities. Costs and expenses directly related to: (i) maintaining access to telecommunications lines for transmitting data reasonably necessary to provide Regional Airline Services at the American Gates and Facilities and (ii) rent and other real estate expenses relating to the American Gates and Facilities.

L.Technology. Technology equipment and services provided by American to Contractor to support flight operations.

M.TSA Fees or Charges. TSA fees or charges or any other passenger security fees or charges for security paid by Contractor.

N.International Service Fees. Amounts paid by Contractor to for customs clearance, or other service fees associated with operating service to non-U.S. destination points.

O.[***]

P.Training. For: (i) training programs in existence on the Effective Date, American shall provide to Contractor recurrent training and training materials pertaining to any specialized programs Contractor will be utilizing under this Agreement, at American's incremental cost; and (ii) training programs that are created after the Effective Date, American shall provide initial training and training materials to Contractor's employees at American's expense; provided, however, that Contractor shall be responsible for all of Contractor's employees' costs and expenses while attending such training.

Q.[***]

R.Ground Power and Pre-Conditioned Air. Provision of appropriate ground power and pre-conditioned air as operationally required for all Scheduled Flights.

IV.Other Excluded Costs. American shall not be required to incur any cost or make any payment pursuant to this Schedule 4 to the extent such cost or payment is attributable to any costs, expenses or losses (including fines, penalties and any costs and expenses associated with any related investigation or defense) incurred by Contractor as a result of any violation by Contractor of any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority. American shall be liable for all costs, expenses and losses (including fines, penalties and any costs and expenses associated with any related investigation or defense) incurred by Contractor as a result of any violation by American or its agents, or by Contractor to the extent performed at the direction of American, of any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority. Contractor must provide Notice to American of any Contractor-related LOI that could result in a liability to American in accordance with this Section IV of Schedule 4 within five (5) days of receipt of such LOI and allow for the involvement of American in the resolution process of such LOI so that both Parties can work to minimize any fines to American.

V.In-Flight Sales. American shall be entitled to all revenues generated from in-flight sales [***]. American shall also be entitled to retain any commissions paid as a result of any SkyMall sales to passengers on flights included on Scheduled Flights. Amounts owed pursuant to the foregoing shall be paid by Contractor pursuant to processes designated by American which shall include the provision of a detailed schedule specifying the revenues (by type) collected per Scheduled Flight. So long as Contractor is conducting in-flight sales in compliance with the terms and conditions of this Agreement, to the extent that any in-flight sale is conducted as a “cashless” transaction utilizing credit cards, Contractor shall be responsible for swiping the applicable credit card for any such in-flight sales transaction, provided that Contractor shall not be responsible for providing the devices required for such transactions or subsequent collection of revenues generated from such sale.

VI.[***]

SCHEDULE 5

FUEL EFFICIENCY PROGRAM

Contractor shall use commercially reasonable efforts to develop in a timely manner and maintain a comprehensive fuel efficiency program (the “Fuel Efficiency Program”), reasonably acceptable to American, with the overall objective of operating and maintaining the Covered Aircraft in a manner that maximizes fuel efficiency, with due consideration for other performance objectives. The Fuel Efficiency Program shall include applicable data collection and trend analysis for E175 aircraft, and will set and track target metrics. American shall have the option, at American's cost, to audit Contractor's Fuel Efficiency Program at its discretion, but not to exceed more than once during any consecutive twelve (12) month period. Such audits shall use International Air Transport Association (“IATA”) Fuel and Emissions Efficiency Checklist as guidance to evaluate Fuel Efficiency Program enhancements acceptable to both Parties.
Contractor's Fuel Efficiency Program shall emphasize at least the following:
I.Contractor will participate jointly with American to interface with appropriate ATC facilities, management, and other personnel to minimize operational restrictions, and improve ATC handling of Contractor flights.

II.Flight planning fuel policies, including statistical tracking of fuel added by pilots and dispatchers, efficient reserves, and other objectives.

III.Pilot and dispatcher training on the policies and objectives described in Section II above.

IV.An effective fuel tankering program, including automated tankering suggestions and calculations, using validated methods and formulas; American will provide Contractor with cost data.

V.Statistical tracking, analysis and measurement of fuel efficiency using actual data to identify and correct deficiencies at the fleet and system levels.

VI.At American's expense, Contractor will hire a designated manager and team to lead Contractor's fuel task force (“Contractor Fuel Task Force”) which has overall responsibility for fuel efficiency.

VII.Reviews each calendar quarter conducted by the Contractor Fuel Task Force of the Fuel Efficiency Program using data from American in order to review Contractor's fuel performance. Such reviews shall include the manager of Contractor's Fuel Task Force as described in Section VI above and representatives from the following groups: Contractor's Service Operations Center, Contractor's Flight group, American's Operations Engineering group and other American personnel as designated by American.

VIII.Weight management oversight by Contractor's Fuel Task Force.

IX.An auxiliary power unit management policy that prevents unnecessary or costly operation of the auxiliary power unit.

X.A single engine taxi policy both before takeoff and after landing.

XI.Fuel and operationally efficient takeoff and landing flap selection priorities.

XII.An engine maintenance program or maintenance contracts that considers deterioration in specific fuel consumption and allow for cost effective early removal and repair or overhaul of high burn engines, provided there are other indications of engine deterioration and within the vendor's agreement.

XIII.Exploring benefits associated with engine wash programs and developing technologies that are intended to improve fuel burn performance.

XIV.Contractor Actual Fuel Consumption (measured in gallons per Block Hour) of the Covered Aircraft will be assessed by comparing the Contractor Actual Fuel Consumption to the applicable Fuel Consumption Baseline (as defined below) for each Fleet Type. Contractor Actual Fuel Consumption shall be equal to or less than the applicable quarterly and annual Fuel Consumption Baseline calculated below in Section A; provided that the Parties may meet and confer as set forth in Section 12.01 in order to annually revise such Fuel Consumption Baseline based on changes to fleet plans or route structure, or modifications to Covered Aircraft.

A.Fuel Consumption Baseline. As used herein, “Fuel Consumption Baseline” means the initial fuel burn baseline for each Fleet type based on [***] years of historical fuel consumption (measured in gallons per Block Hour) plus a buffer ([***]), as adjusted for changes in actual stage lengths and landing weights over the applicable period using the Fuel Burn Performance calculation in Section B below. The annual and quarterly Fuel Consumption Baselines by Fleet Type are:

Annual Fuel Consumption Baseline

Fleet Type	Fuel Consumption Baseline (expressed in Gallons of Fuel per Block Hour)
EMB-175	Equal to or less than [***] gallons/Block Hour

At [***] load factor. If the load factor is higher or lower, adjustments can be made.

Quarterly Fuel Consumption Baseline

Fleet Type	Fuel Consumption Baseline (expressed in Gallons of Fuel per Block Hour)
EMB-175	Equal to or less than [***] gallons/Block Hour

At [***] load factor. If the load factor is higher or lower, adjustments can be made.

B.    Fuel Burn Performance. Fuel Burn Performance shall be calculated as follows:

Fuel Burn Performance = ((Flight Fuel Burn + Taxi Fuel Burn) / System Average Block Hours per Scheduled Flight) + ([***] gallons for annual calculation or [***] gallons for quarterly calculation)

Flight Fuel Burn = (A + (B x T) + (C x T x T) + (D x T x W x W)) / 6.7
where:    “T” equals Air Time divided by 100;
“W” equals Landing Weight divided by 10,000; and
“A,” “B,” “C” and “D” (which values may be updated annually by mutual agreement of the Parties) shall be:

Fleet Type	A	B	C	D	Air Time	Landing Weight
EMB-175	[***]	[***]	[***]	[***]	[***]	[***]

The above values for the calculation of Fuel Burn Performance assume the following taxi fuel burn rates for each Model Type:

Model Type	Assumed Taxi Fuel Burn Rates
EMB-175	[***] gallons per taxi hour

The above values for the calculation of Fuel Consumption Baseline can be adjusted for enhanced fuel burn related to new fuel technologies on new Covered Aircraft.

[***]

SCHEDULE 6

CONTRACTOR MARKS

The Contractor Marks are as follows:

SCHEDULE 7

COMPENSATION AND BONUSES AND PENALTIES

Subject to the terms and conditions of this Agreement, for and in consideration of providing Regional Airline Services and the operation of the Covered Aircraft by Contractor hereunder, American shall pay to Contractor the compensation provided in this Schedule 7. It is agreed that all payments to Contractor for Regional Airline Services shall be made in accordance with the provisions of this Schedule 7.
I.Base Compensation. American shall pay to Contractor in respect of the Regional Airline Services an amount (the “Base Compensation”) based on the Primary Drivers described in this Section I(A) below (the “Primary Drivers”) and the Primary Driver Rates then in effect pursuant to Section II below, for each full calendar month (with appropriate pro rations for any portion of a calendar month), as calculated in accordance with the following, subject, in each case, to reconciliation of actual amounts due pursuant to Section III below and the provisions set forth in Section VI of Schedule 3:

A.Primary Drivers. For each such full calendar month, the Primary Drivers shall be determined by adding the following: (i) the weighted number of Covered Aircraft multiplied by the Covered Aircraft Day Rate and multiplied by the actual number of days in such month; plus (ii) the aggregate Block Hours for the Covered Aircraft set forth on the Final Monthly Schedule multiplied by the Block Hour Rate (subject to a minimum payment calculated on the basis of the Minimum Average Monthly Block Hour Utilization); plus (iii) the aggregate Flight Hours for the Covered Aircraft set forth on the Final Monthly Schedule multiplied by the Flight Hour Rate; plus (iv) the aggregate departures set forth on the Final Monthly Schedule for the Covered Aircraft multiplied by the Departure Rate. For purposes of clause (i) above, the weighted number of Covered Aircraft during any calendar month shall be calculated by determining, for each Covered Aircraft, the number of days during such month during which such aircraft was a Covered Aircraft, and then aggregating such number of days for all Covered Aircraft, and then dividing such aggregate number of days by the number of days in such calendar month. By way of example and illustration, for a month with thirty (30) days in which six (6) aircraft were considered Covered Aircraft for thirty (30) days and two (2) aircraft were considered Covered Aircraft for fifteen (15) days, the calculation would be as follows:

((2*15) + (6*30))/30 = weighted number of 7.0 Covered Aircraft for such month

B.Invoicing and Payment of Base Compensation. No later than five (5) Business Days prior to the commencement of the applicable month of determination, Contractor shall present a detailed written invoice for estimated amounts due to Contractor as compensation for the Scheduled Flights during each month to which such Final Monthly Schedule pertains (including estimated Pass Through Costs). American shall pay to Contractor the amount due under such invoices (the “Invoiced Amount”), subject to American's right to dispute any calculations set forth on such invoice, less any amounts otherwise agreed to by Contractor and American.

American shall pay each Invoiced Amount as follows:
1.    [***] of the Invoiced Amount, by electronic transfer of funds to a bank account designated by Contractor, on or before the fifth (5th) day of the month (or if such day is not a Business Day, the next Business Day) to which such invoice relates;
2.    [***] of the Invoiced Amount, by electronic transfer of funds to a bank account designated by Contractor, on or before the tenth (10th) day of the month (or if such day is not a Business Day, the next Business Day) to which the invoice relates; and

3.    [***] of the Invoiced Amount, by electronic transfer of funds to a bank account designated by Contractor, on or before the twenty-fifth (25th) day of the month (or if such day is not a Business Day, the next Business Day) to which the invoice relates.
II.Primary Driver Rates. The primary driver rates for the Term (collectively the “Primary Driver Rates”) shall be set forth in this Section II.

A.Primary Driver Rates for Covered Aircraft: The Primary Driver Rates for Covered Aircraft shall be:

Category	January 2013 economics (subject to the margin and escalation set forth in Section V of this Schedule 7)	Margin	January 2013 economics (including the margin and escalation set forth in Section V of this Schedule 7)
For each Block Hour of a Covered Aircraft (the “Block Hour Rate”)	[***]	[***]	[***]
For each Flight Hour of a Covered Aircraft (the “Flight Hour Rate”)	[***]	[***]	[***]
For each departure of a Scheduled Flight by a Covered Aircraft (the “Departure Rate”)	[***]	[***]	[***]
For each day for each Covered Aircraft (the “Covered Aircraft Day Rate”)	[***]	[***]	[***]
For each month (or pro-rated part thereof) for each Covered Aircraft (the “Covered Aircraft Monthly Rate”)	[***]	[***]	[***]

III.Reconciliation of Base Compensation. Not later than fifteen (15) days following the end of each calendar month for which Regional Airline Services were provided by Contractor, Contractor shall prepare and deliver to American a statement reconciling the actual amounts due with respect to such month determined in accordance with Section I(A) above (as reconciled in accordance with this Section III(A)) with the actual amount paid in accordance with Section I(B) above for such month. Not later than ten (10) days following receipt by American of the foregoing reconciliation statement, American shall review and confirm such statement; provided that Contractor shall cooperate with American in discussing such statement upon American's request. Any difference between such actual amounts due and such actual amounts paid shall be reconciled either (i) for an underpayment to Contractor, by American paying the difference between the actual amounts due and the actual amounts paid together with the payment to be made on or before the twenty-fifth (25th) day of the month pursuant to Section I(B) above or (ii) for an overpayment to Contractor, by Contractor paying to American the difference between the actual amount paid and the actual amounts due on or before the twenty-fifth (25th) day of the month pursuant to Section I(B) above based solely on the Completed Scheduled Flights of Contractor during such calendar month in accordance with the following:

A.With respect to all Primary Driver Rates, for any month in which there is a difference between the actual activity (Block Hours, Flight Hours, and Departures) and the activity invoiced pursuant to Section I(B) for such month, then such difference shall be reconciled either (i) for an underpayment to Contractor, by American paying the product of (A) the difference between the actual activity and such invoiced activity, multiplied by (B) the applicable Primary Driver Rate then in effect in Section II, or (ii) for an overpayment to Contractor, by Contractor paying to American the product of (A) the difference between such invoiced activity and the actual activity, multiplied by (B) the applicable Primary Driver Rate then in effect in Section II.

IV.Bonuses and Penalties. The reconciliation of the last month during each calendar quarter during the Term commencing with the quarter that begins on October 1, 2013 may include a bonus, represented by a payment by American to Contractor (a “Bonus”), or a penalty, represented by a deduction of amounts owed by American to Contractor (a “Penalty”). Bonuses and Penalties shall be determined pursuant to the following:

A.Controllable Corporate Complaint Factor. Contractor agrees to use its commercially reasonable efforts to meet the target range for the Controllable Corporate Complaint Factor set forth below during each calendar quarter during the Term hereof as indicated in the following table:

	Bonus Range	Target Range	Penalty Range	Default Range
Controllable Corporate Complaint Factor	[***]	[***]	[***]	[***]

1.    Bonus for Controllable Corporate Complaint Factor. If Contractor's Controllable Corporate Complaint Factor for any calendar quarter is within the Bonus Range (as rounded down to the nearest tenth) set forth above, then the reconciliation payment for the last month during each calendar quarter during the Term shall include a payment by American equal to [***] of the Primary Drivers component of Base Compensation for the calendar quarter for which such Bonus was earned.
2.    Penalty for Controllable Corporate Complaint Factor. If Contractor's Controllable Corporate Complaint Factor for any calendar quarter is within the Penalty Range (as rounded down to the nearest tenth) set forth above, then the reconciliation payment for the last month during each calendar quarter during the Term shall include a deduction in amounts owed by American to Contractor equal to [***] of the Primary Drivers component of Base Compensation for the calendar quarter for which such Penalty was earned.
3.    Target Range. Should Contractor fall within the Target Range levels for Controllable Corporate Complaint Factor for any calendar quarter during the Term hereof, there shall be no payment due or deduction from Contractor for Controllable Corporate Complaint Factor during such calendar quarter.
4.    Default Range. In the event that Contractor's Controllable Corporate Complaint Factor is within the Default Range for a calendar quarter during the Term hereof, then thereafter Contractor's Controllable Corporate Complaint Factor shall be measured on a calendar month basis. In the event that Contractor's Controllable Corporate Complaint Factor is below the Default Range for a subsequent calendar month, then thereafter Contractor's Controllable Corporate Complaint Factor shall be again measured on a calendar quarter basis. If American provides Notice to Contractor of any such failure by the fifteenth (15th) day (or if such day is not a Business Day, the next Business Day) of the calendar month following the applicable calendar quarter or calendar month being measured, and such failure is not cured on or before the last day of such calendar month (or if such day is not a Business Day, the next Business Day), then American shall have the right and option, in addition to any other rights or remedies of American hereunder, to terminate Regional Airline Services pursuant to Section 11.02(b)(ix).

B.    Controllable On-Time Departure. Contractor agrees to meet the target range percentages for Controllable On-Time Departures during each calendar quarter during the Term hereof commencing with the quarter that begins on October 1, 2013 as indicated in the following table:

	Bonus Range	Target Range	Penalty Range	Default Range
Controllable On-Time Departures	[***]	[***]	[***]	[***]

1.    Bonus for Controllable On-Time Departures. If Contractor's Controllable On-Time Departures for any calendar quarter are within the Bonus Range (as rounded down to the nearest tenth of a percentage) set forth above, then the reconciliation payment for the last month during each calendar quarter during the Term shall include a payment by American equal to [***] of the Primary Drivers component of Base Compensation for the calendar quarter for which such Bonus was earned.
2.    Penalty for Controllable On-Time Departures. If Contractor's Controllable On-Time Departures for any calendar quarter are within the Penalty Range (as rounded down to the nearest tenth of a percentage) set forth above, then the reconciliation payment for the last month during each calendar quarter during the Term shall include a deduction in amounts owed by American to Contractor equal to [***] of the Primary Drivers component of Base Compensation for the calendar quarter for which such Penalty was earned.
3.    Target Range. Should Contractor fall within the Target Range levels for Controllable On-Time Departures for any calendar quarter during the Term hereof, there shall be no payment due to or from Contractor for Controllable On-Time Departures during such calendar quarter.
4.    Default Range. In the event that Contractor's Controllable On-Time Departures is within the Default Range for a calendar quarter during the Term hereof, then thereafter Contractor's Controllable On-Time Departures shall be measured on a calendar month basis. In the event that Contractor's Controllable On-Time Departures is above the Default Range for a subsequent calendar month, then thereafter Contractor's Controllable On-Time Departures shall be again measured on a calendar quarterly basis. If American provides Notice to Contractor of any such failure by the fifteenth (15th) day (or if such day is not a Business Day, the next Business Day) of the calendar month following the applicable calendar quarter or calendar month being measured, and such failure is not cured on or before the last day of such calendar month (or if such day is not a Business Day, the next Business Day), then American shall have the right and option, in addition to any other rights or remedies of American hereunder, to terminate Regional Airline Services pursuant to Section 11.02(b)(viii).
C.    Controllable Completion Rate. Contractor agrees to meet the target range percentages for Controllable Completion Rate during each calendar quarter of the Term commencing with the quarter that begins on October 1, 2013 as indicated in the following table:

	Bonus Range	Target Range	Penalty Range
Controllable Completion Rate	[***]	[***]	[***]

1.    Bonus for Controllable Completion Rate. If Contractor's Controllable Completion Rate for any calendar quarter is within the Bonus Range (as rounded down to the nearest tenth of a percentage) set forth above, then the reconciliation payment for the last month during each calendar quarter during the Term shall include a payment by American equal to [***] of the Primary Drivers component of Base Compensation for the calendar quarter for which such Bonus was earned.
2.    Penalty for Controllable Completion Rate. If Contractor's Controllable Completion Rate for any calendar quarter is within the Penalty Range (as rounded down to the nearest tenth of a percentage) set forth above, then the reconciliation payment for the last month during each calendar quarter during the Term shall include a payment by Contractor to American equal to [***] of the Primary Drivers component of Base Compensation for the calendar quarter for which such Penalty was earned.
3.    Target Range. Should Contractor fall within the Target Range for Controllable Completion Rate for any calendar quarter, there shall be no payment due to/from Contractor for Controllable Completion Rate for such calendar quarter.
D.    Reconciliation of Bonuses and Penalties. Not later than fifteen (15) days following the date that American receives the results necessary to determine the Bonus/Penalty as it relates to the Controllable Corporate Complaint Factor, Controllable On-Time Departures and Controllable Completion Rate, American shall provide Contractor with all such results. Not later than twenty (20) days following Contractor's receipt of all such results, Contractor shall prepare a statement reflecting the Bonus/Penalty determined for such calendar quarter as described below. Not later than ten (10) days following receipt by American of the foregoing statement, American shall review and confirm such statement after such discussions as may be necessary with Contractor. The Bonus/Penalty shall be determined as paid as follows:

1.    For any calendar quarter for which any Bonus calculated hereunder exceeds any Penalty calculated hereunder, the reconciliation for such calendar quarter shall include a payment by American to Contractor of the difference between such Bonus and such Penalty, which payment shall be made by American together with the next scheduled payment to be made pursuant to Section I(B) above.
2.    For any calendar quarter for which any Penalty calculated hereunder exceeds any Bonus calculated hereunder, the reconciliation for such calendar quarter shall include a deduction of amounts owed by American to Contractor or a separate payment by Contractor to American in the amount of the difference between such Penalty and such Bonus, which deduction shall be reflected on or before the next scheduled payment date provided for in Section I(B).
If the necessary information required to determine the Bonus or Penalty is not available as of the time set forth above in this Section IV(D), the Parties shall make the required reconciliation promptly after such information becomes available.
V.    Escalation. The escalation percent (the “Escalation Percent” or “EP”) as computed below shall be applied to the Primary Driver Rates in this Schedule 7. For the year 2014, an escalation adjustment shall be made effective January 1, 2014 and shall be computed as [***] of the change from the November 2012 CPI Index to the November 2013 CPI Index [***] (subject to a minimum of [***] and a maximum of [***]). Beginning January 1, 2015 and continuing thereafter, the escalation adjustment shall be made effective January 1 of each subsequent year and shall be computed based upon the change (expressed as a percent) from the published report of CPI released during the second preceding November to the immediately preceding November [***] (subject to a minimum of [***] and a maximum of [***]); for example, on January 1, 2015, the EP shall be determined based on the change in CPI from November 2013 to November 2014. The escalation adjustment shall be used to adjust the rates for the year beginning that January 1st by applying the EP to the rates in effect for the prior year. However, in no event shall any EP adjustment for any single year be less than [***] or exceed [***]. The Escalation Percent shall be computed as follows:
EP = the greater of:

[***] change in CPI of previous 12 month period (November to November) calculated on each January 1 (with a maximum of [***])
OR
[***].

ATTACHMENT 1 TO SCHEDULE 7

CALCULATION OF COVERED AIRCRAFT MONTHLY RENT

Covered Aircraft Monthly Rate Formula: [***] Factory New E175*
[***]

SCHEDULE 8

TERMS OF AMERICAN'S COLLECTIVE BARGAINING AGREEMENT

[***]

SCHEDULE 9

CONTROLLABLE COMPLETION RATE

Pursuant to Section 11.02(b)(iv) if Contractor fails to maintain the following Controllable Completion Rates (as rounded down to the nearest hundredth of a percentage) for the specific time periods set forth below commencing with the quarter that begins on October 1, 2013 with respect to the Scheduled Flights, then American shall have the right and option in its sole discretion to, by providing Notice (which Notice shall specify the Termination Date, subject to Article XI) to Contractor to terminate this Agreement (in accordance with Section 11.02(d)); provided that if American has not delivered Notice of termination pursuant to Section 11.02(b)(iv) within six (6) calendar months after Contractor has failed to maintain the applicable Controllable Completion Rate set forth below, then American shall be deemed to have conclusively waived its right to terminate the Agreement based upon any such failure.

Controllable Completion Rate	Time Period
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

SCHEDULE 10

ACCOUNTING AND AUDITING PROCEDURES AND PAYMENT TERMS

I.Books and Records. Contractor shall maintain separate books and records in connection with providing Regional Airline Services to American, on the one hand, and Contractor's other operations (if any), on the other, in each case to support and document all revenues related to any in-flight services as set forth in Section 4.03(c) and Section V of Schedule 4, Pass Through Costs and American Absorbed Expenses. Contractor's books and records that relate to providing Regional Airline Services to American shall be complete and accurate and shall be maintained in accordance with customary business and accounting procedures consistently applied with respect to Contractor providing such Regional Airline Services. Notwithstanding the foregoing, all such books, records and calculations relating to providing Regional Airline Services to American shall be kept and made in accordance with the accounting policies and procedures that were used by American and Contractor to develop the compensation rates for such Regional Airline Services, unless otherwise Consented to by American. Nothing herein shall require Contractor to keep its books in a manner that is not in compliance with any applicable law or would violate generally accepted accounting principles. Contractor shall also maintain, at its corporate headquarters (or such other location Consented to by American), reports, records and data relevant to the billing of any services that are the subject matter of this Agreement for a period of three (3) years after the end of the Term, unless a longer period is required by any applicable law, rule or regulation of a Governmental Authority.

II.Audit Rights.

A.Billing and Compliance Audits. In addition to any other audit rights under this Agreement, American may, at its own cost (subject to Section III), during normal business hours without unreasonably interfering with Contractor's operations, audit or review (and Contractor shall make available) the books, records, data and other documents of Contractor, and any of its respective Affiliates, including books, records, data and other documents related to: (i) billing and invoicing and (ii) Contractor providing Regional Airline Services; (iii) Contractor's in-flight services and in-flight sales; and (iv) Contractor's compliance with any provision of this Agreement that affects the accuracy of Contractor's billing, invoicing and operational performance for the services provided to American hereunder or thereunder, including any operational metrics related to providing Regional Airline Services; provided, that any audit or review shall be limited to a review of information that American believes is relevant to Pass Through Costs, American Absorbed Expenses or any other costs and expenses to be paid or incurred directly or indirectly by American under this Agreement. The scope of the audit or review shall be limited to the services provided to American pursuant to this Agreement and the costs, expenses, books, records, data and other documents relating thereto. Any such audit or review shall begin no fewer than thirty (30) days after Contractor receives a Notice requesting an audit or review. The audit may be conducted by American's employees and/or external auditors selected by American.

B.Safety Audits. American shall also have the right, at its own cost (subject to Section III hereof), to inspect, review, and observe Contractor's performance of the Regional Airline Services and to conduct a full safety audit or review of Contractor's operations, manuals and procedures related to providing Regional Airline Services. Such audits or reviews shall be of sufficient length and depth so as to allow American to properly certify Contractor's safety and compliance with all laws, rules and regulations of any Governmental Authority. Notwithstanding the conduct or absence of any such audit or review, Contractor (and not American) is and shall remain solely responsible for the safe operation of Covered Aircraft and the safe provision of all Regional Airline Services, including (a) maintaining the airworthiness of all Covered Aircraft, and (b) complying with all FARs and any regulations by the DOT or any other Governmental Authority to the extent the responsibility for compliance therewith is not specifically allocated to a Person other than Contractor.

C.Data Security Audits. American (or its designated representatives) shall have the right, at its own cost (subject to Section III hereof), on an annual basis, or more frequently as requested by American, to conduct an audit to verify that Contractor is complying with its obligations under Section 14.07. Contractor will cooperate with American in conducting any such audit, and shall allow American access to all pertinent records, documentation, computer systems, data, personnel and processing areas as American deems necessary to accurately and effectively complete such audit. Contractor shall promptly correct any deviations from Security Best Practices that are identified in any security audit.

D.Binding Estimates. In connection with any estimates of out-of-pocket costs and expenses provided to American by Contractor that Contractor requests to be treated as Pass Through Costs payable by American, American shall have the right and option to discuss with Contractor, ask questions regarding such estimates and request supporting documentation for any such estimate from Contractor, and Contractor will cooperate with American in connection with such discussions, questions and requests.

E.Procedures. In connection with any audit, American, American's employees and any Representatives, including external auditors selected by American, shall be entitled to make copies and notes of such information as they reasonably deem necessary and to discuss such records with any employees of Contractor, its Contractor Agents or advisors to Contractor who are knowledgeable about such records. Contractor shall cause any of its Contractor Agents to comply with its obligations under this Section II.

III.Payment Addresses. All payments due and owing by American to Contractor shall be made by wire transfer of available funds to an account maintained by Contractor as set forth in Schedule 7. All payments to American shall be made by wire transfer of available funds to the following accounts unless or until American provides Notice of any change:

[***]
IV.Foreign Currency Settlement. All payments shall be made in U.S. Dollars. To the extent American is reimbursing Contractor for out-of-pocket costs and expenses incurred in a foreign jurisdiction pursuant to this Agreement, American shall pay Contractor all reimbursements in U.S. Dollars (“USD”) to a bank located in the United States. For expenses incurred in Canadian Dollars (“CAD”), the USD amount shall be calculated using the CAD-USD exchange rate published by [Reuters] on the day on which the services were provided. For expenses incurred in Mexican Pesos (“MXN”), the USD amount shall be calculated using the MXN-USD exchange rate published by [Reuters] on the day on which the services were provided. The method for converting any other foreign currencies to USD should be agreed upon by the Parties, in writing, prior to the commencement of any Regional Airline Services in that country.

SCHEDULE 11

CONTROLLABLE CANCELLATION CODES

[***]

SCHEDULE 12

CONTROLLABLE ON-TIME DEPARTURE CODES

[***]

SCHEDULE 13

CONTROLLABLE CORPORATE COMPLAINT FACTOR CODES

[***]

EXHIBIT A
DEFINITIONS
The following terms shall have the meanings set forth below for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms defined herein.
“AADAMS” shall mean American Airlines Digital Asset Management System.
“ACARS” shall mean the system known as the Airline Communication and Reporting System or any successor or alternative system designated from time to time by American in its sole discretion.
“Accident” shall mean an “Aircraft Accident” as defined by the NTSB rules and regulations, including 49 C.F.R. §830.2 or any successor provision.
“Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person; provided that American Eagle Airlines, Inc., a Delaware corporation, and Executive Airlines, Inc., a Delaware corporation, shall each always be deemed an Affiliate of American.
“Air Time” shall mean the actual average air time per Scheduled Flight (measured in Flight Hours/60) for all Covered Aircraft during the respective measurement period (quarterly or annually).
“Alternative Hubs” shall mean any of [***].
“American Agent” shall mean any representative or agent of American (and the employees of any such representative or agent).
“American Data” shall mean all data, information and intellectual property, including any such data that may be deemed Confidential Information, that is either (i) submitted to Contractor or its Contractor Agents by or on behalf of American, including data, information or intellectual property provided by American Agents, or (ii) obtained, developed or produced by Contractor or its Contractor Agents in connection with the performance of the Regional Airline Services or operation of the Covered Aircraft under this Agreement, including Flight Status Data; but excluding Contractor Data.
“American Indemnified Parties” (and individually, each an “American Indemnified Party”) shall mean AMR, American, any American Agent and their respective Affiliates and each of their respective successors or permitted assigns, and the directors, officers and employees of each such Person.
“American Labor Strike” shall mean a Labor Strike that relates to the employees or labor force of American.
“American Systems” (and individually, each an “American System”) shall mean information systems, including AADAMS, computerized reservation systems, global distribution systems and other associated support systems, providing information regarding such things as seat inventory and passenger processing, and their respective successor systems, if any.
“AMR” shall mean AMR Corporation, a Delaware corporation, or its successors or permitted assigns.
“Approved Marks” shall mean the Marks for which Contractor receives American's Consent to use, including the addition, introduction and termination of use of such Marks pursuant to Section 6.03.
“ATC” shall mean any Person or Governmental Authority that, from time to time, holds the air traffic control authority to issue clearance for actual ground or flight operations as granted by the FAA or any other Governmental Authority.

“Bankruptcy Proceeding” shall mean those cases styled and jointly administered as In re AMR Corporation, et al. pending in the United States Bankruptcy Court for the Southern District of New York, case no. 11-15643 (SHL), wherein American and certain affiliated debtors are debtors in possession under the Bankruptcy Code.
“Block Hour” shall mean the actual elapsed time of a Completed Scheduled Flight (expressed in hours, as a number rounded to four (4) decimal places) measured from gate departure to gate arrival where gate departure is the later of door close or brake release and gate arrival is the later of door open or brake set, as determined in accordance with ACARS.
“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday unless such day shall be a day when the Federal Reserve Bank of Dallas, or any Governmental Authority then performing similar functions in or around Fort Worth, Texas, Indianapolis, Indiana or New York, New York, is authorized to be closed. A Business Day shall be deemed to end at 5:00 p.m., Central time.
“Catering Products” shall mean all (i) food and beverages for passengers, including all beer, wine, liquor and other alcoholic beverages, (ii) customary in-flight catering supplies, including, but not limited to napkins, stir rods, cups, in-flight publications, pillows, blankets, trash bags, sick sacks, lavatory supplies, creamers and sugars, and (iii) devices used by Contractor's flight attendants in connection with the sale and delivery of the foregoing items to passengers, in each case, in connection with the operation of Regional Airline Services.
“Catering Services” shall mean all services related to providing and arranging for the placement of Catering Products on board the Covered Aircraft, including, but not limited to, stocking Catering Products on the Covered Aircraft, providing beverage uplift, providing trained catering truck guides and storage of all Catering Products, in each case, in connection with the operation of Regional Airline Services.
“Change of Control” shall mean any of the following transactions:
(i)    Contractor (or its successor), or any Subsidiary of Contractor or its successor, consolidates with, or merges with or into, another Person, or conveys, transfers, leases or otherwise disposes directly or indirectly of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Contractor, in each case, whether pursuant to one or any series of transactions, except where (a) Contractor is the surviving entity and (b) the ultimate beneficial owners of Contractor's outstanding capital stock or voting power immediately prior to such transaction or transactions own not less than [***] of the outstanding capital stock or voting power of Contractor (or such successor) immediately after such transaction or transactions;
(ii)    Holdings (or its successor), or any Subsidiary of Holdings or its successor, consolidates with, or merges with or into, another Person, or conveys, transfers, leases or otherwise disposes directly or indirectly of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Holdings, in each case, whether pursuant to one or any series of transactions, except where (a) Holdings is the surviving entity and (b) the ultimate beneficial owners of Holdings' outstanding capital stock or voting power immediately prior to such transaction or transactions own not less than [***] of the outstanding capital stock or voting power of Holdings immediately after such transaction or transactions;
(iii)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Beneficial Ownership (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of [***] or more of the capital stock or voting power of Contractor or Holdings (or any one of their successors, or any Subsidiary of Contractor or Holdings or any of their successors); or
(iv)    the entering into or execution by Contractor or Holdings of bona fide definitive agreements relating to the consummation of the transactions contemplated by, or which would result in a transaction described in, the immediately preceding clauses.

“Claims” shall mean all liabilities, judgments, demands, recoveries, awards, settlements, penalties, fines, losses and expenses of any nature or kind whatsoever, including reasonable costs and expenses incidental thereto, under the laws, rules or regulations of any Governmental Authority (whether arising in tort, contract, under the Warsaw Convention, as amended, or the Montreal Convention, as amended, and related instruments and conventions or otherwise); Claims shall include the reasonable costs and expenses of investigating, preparing or defending any such Claims (specifically including post judgment and appellate proceedings or proceedings that are incidental to the successful establishment of a right of indemnification), such as reasonable attorneys' fees and fees for expert witnesses, consultants and litigation support services.
“Collective Bargaining Agreement” shall mean any letter of intent, term sheet, binding or non-binding agreement or contractual or other arrangement between a labor union, or similar group, and an employer pursuant to which working conditions or terms of employment are regulated.
“Completed Scheduled Flight” shall mean a Scheduled Flight that takes off from its scheduled departure location and arrives at its scheduled final; provided, that a Scheduled Flight shall not be deemed a Completed Scheduled Flight resulting in payments for the purposes of Schedule 7, if, as a result of a delay or other event caused, directly or indirectly, by Contractor or its Contractor Agents, such Scheduled Flight (a) arrives at its final destination between the hours of 12:30 a.m. and 5:00 a.m. and is more than five (5) hours after its scheduled arrival time as then specified on the applicable Final Monthly Schedule or (b) arrives at its final destination with no revenue passengers aboard.
“Confidential Information” shall mean any information or data, either oral or written, received by one Party from the other Party, whether pursuant to or in connection with this Agreement, and which is (a) marked as being “Confidential” or “Proprietary”; (b) otherwise reasonably identifiable as confidential or proprietary information; or (c) under the circumstances should reasonably be considered as confidential or proprietary information, including: (i) the terms and conditions of this Agreement; (ii) American's or Contractor's information concerning public communications pursuant to Section 14.06(b); (iii) American's cost-saving information shared as set forth in Section 7.03; (iv) American Software, (v) American Data and Contractor Data and (vi) data collected pursuant to the Fuel Efficiency Program; provided that “Confidential Information” shall not include (x) information received by a Party after the Effective Date, free of any obligation of confidence at the time of the disclosing Party's communication to the receiving Party; (y) information obtained from a third person or entity that is not prohibited from transmitting such information to the receiving party as a result of a contractual, legal or fiduciary obligation to the Party whose information is being disclosed; or (z) information that is or becomes generally available to the public, other than as a result of disclosure by a Party in violation of this Agreement.
“Consent” shall mean any written authorization, agreement, approval, consent, ratification, waiver or other authorization, and “Consented” shall mean the act of providing any such Consent.
“Contractor Actual Fuel Consumption” shall mean Contractor's actual fuel consumption (measured in gallons per Block Hour).
“Contractor Agent” shall mean any contractor, subcontractor, representative or agent (and the employees of any such contractor, subcontractor, representative or agent) retained, directly or indirectly, by Contractor and providing Regional Airline Services or any portion thereof on behalf of Contractor.
“Contractor Data” shall mean Contractor Employee Data, Contractor Financial Data and Flight Operations Data.
“Contractor Employee Data” shall mean Contractor's records regarding their employees.
“Contractor Financial Data” shall mean Contractor's proprietary internal financial information.
“Contractor Labor Strike” shall mean a Labor Strike that relates to the employees or labor force of Contractor.

“Contractor's Indemnified Parties” (and individually, each a “Contractor Indemnified Party”) shall mean Contractor, any of its Contractor Agents and its Affiliates, and each of its successors or permitted assigns, and the directors, officers and employees of each such Person.
“Controllable Cancellation” shall mean the cancellation of a Scheduled Flight that is not an Uncontrollable Cancellation.
“Controllable Completion Rate” shall mean, for any period of determination, the percentage of Completed Scheduled Flights during such period, excluding Uncontrollable Cancellations, but including Controllable Cancellations.
“Controllable Corporate Complaint Factor” shall mean the number obtained by dividing the (i) the total number of Controllable Corporate Complaints during the applicable period by (ii) the number of 1,000 enplaned revenue passengers boarded on Scheduled Flights during the applicable period.
“Controllable Corporate Complaints” shall mean the total number of Contractor-caused complaints received by Contractor and American from any passengers or prospective passengers on Scheduled Flights or relating to the provision of Regional Airline Services, as tracked and reported in American's ADVOCATE System or any successor system, including any complaints due to any of the events set forth on Schedule 13.
“Controllable On-Time Departures” shall mean a Scheduled Flight that departs within [***] minutes of or before the scheduled departure time and any Scheduled Flight that departs after [***] minutes following its scheduled departure time solely as a result of an Uncontrollable Delay or an event that is not specified in Schedule 13. For purposes of the Bonus Range, Penalty Range and Default Range set forth in Section IV(B) of Schedule 7, such ranges shall mean the percentage (rounded to four (4) decimal places) equal to the quotient obtained by dividing (i) all Controllable On-Time Departures during the relevant measurement period, by (ii) all Completed Scheduled Flights for the same measurement period.
“Copyrights” shall mean: (i) any rights in original works of authorship fixed in any tangible medium of expression as set forth in the United States Copyright Act, 17 U.S.C. § 101 et. seq., registered or unregistered; (ii) all registrations and pending applications to register the rights identified in clause (i) hereof anywhere in the world; (iii) all foreign counterparts and analogous rights anywhere in the world; and (iv) all rights in and to any of the foregoing.
“CPI” shall mean (i) the Consumer Price Index for All Urban Consumers - U.S. City Average, Not Seasonally Adjusted Base Period: 1982-84 = 100 (such term shall exclude the “Food and Energy” component when used in Schedule E-4 attached as Annex C) as published by the Bureau of Labor Statistics, United States Department of Labor, or (at any time when the Bureau of Labor Statistics is no longer publishing such Index) as published by any other agency or instrumentality of the United States of America, or (ii) at any time after the index described in clause (i) shall have been discontinued, any reasonably comparable replacement index or other computation published by the Bureau of Labor Statistics or any other agency or instrumentality of the United States of America. If any such index shall be revised in any material respect (such as to change the base year used for computation purposes), then all relevant determinations under this Agreement shall thereafter be made in accordance with the relevant conversion factor or other formula published by the Bureau of Labor Statistics or any other agency or instrumentality of the United States of America, or (if no such conversion factor or other formula shall have been so published) in accordance with the relevant conversion factor or other formula published for that purpose by any nationally recognized publisher of such statistical information.
“Crew Facilities” shall mean pilot and flight attendant crew rooms at the Hub.
“Dispatch” shall mean the dispatch of a Scheduled Flight and shall include releasing a flight for departure, fueling and flight release for Scheduled Flights.
“DOT” shall mean the United States Department of Transportation or any successor Governmental Authority then performing the same or substantially similar duties.

“EMB-175” shall mean an Embraer E-175 aircraft or any successor model thereto that is then manufactured by Embraer S.A., incorporated in the Federative Republic of Brazil, or its successors or assigns.
“Engine” shall mean, with respect to each aircraft, each of its two engines whether or not from time to time installed on the aircraft; together with any and all parts incorporated or installed in or attached thereto or any and all parts removed therefrom (or any replacement engine therefor).
“FAA” shall mean the Federal Aviation Administration or any successor Governmental Authority then performing the same or substantially similar duties.
“FARs” shall mean the federal aviation regulations or rules promulgated by the FAA under or pursuant to Title 14 of the Code of Federal Regulations, FAA airworthiness directives or FAA advisory circulars, as amended from time to time, or any successor regulations or rules therefore.
“Ferry Flights” means flights (other than Maintenance Flights) necessary to accommodate Scheduled Flights. For the avoidance of doubt, [***].
“Fixed Costs” means, for each Covered Aircraft, the Covered Aircraft Monthly Rate (including margin), the Covered Aircraft Day Rate (including margin), and insurance and property taxes (as provided in Section I (F, G, H and I) of Schedule 4 of the Agreement).
“Flight Hour” shall mean actual lapsed time of a Completed Scheduled Flight between its status of “OFF” (aircraft weight OFF the main wheel struts) until its status of “ON” (aircraft weight ON) the main wheel struts, as determined in accordance with ACARS.
“Flight Operations Data” shall mean data related to the operation of the Covered Aircraft during flight.
“Flight Status Data” shall mean data relating to the status of a Scheduled Flight, including unplanned schedule changes, cancellations, delays and gate information.
“Floating (or Spot) Price” shall mean the number equal to the arithmetic average of the high and low quotations for a [***] -period from Platts Oilgram Price Report for Gulf Coast Jet/Kero 54 (Pipeline) for each Business Day that it is determined during such [***] -period.
“Force Majeure Event” shall mean delays or failure in performance hereunder caused by acts of God, acts of terrorism or hostilities, war, fire, act of government, court order or any other similar cause that is beyond the control of that party; [***].
[***]
[***]
“Governmental Authority” shall mean any federal, state, municipal, local, territorial, or foreign government or any governmental department, commission, court, judicial body, instrumentality, board, bureau, agency, registry, regulatory authority or body or airport authority (including private airport authorities or any similar authority or governing board in any domestic or foreign jurisdiction, or any private or quasi-governmental entity, governing board or other Person with authority to lease, convey or otherwise grant or restrict rights to use or operate any airport facilities).
“Hub” shall mean the airport at which the Covered Aircraft are based, which shall initially be [***] and [***] and can be changed to an Alternate Hub pursuant to Section 2.01(b).
“Incident” shall mean an incident as defined by the rules and regulations adopted by the NTSB pursuant to 49 C.F.R. §830.2 or any successor provision.

“Labor Strike” shall mean a labor strike legally permissible under the Railway Labor Act, as amended (45 U.S.C. §151, et. seq.), or any similar statute then in effect and applicable to the Parties, after exhaustion of all major dispute procedures as may be required or specified therein, including those provided for in 45 U.S.C. §155 and §156.
“Landing Weight” shall mean the actual average landing weight (measured in pounds) per Scheduled Flight for all Covered Aircraft during the respective measurement period (quarterly or annually).
[***]
“Marks” shall mean any trademark, trade name, trade dress, service mark, logo, domain name, or other indicia of ownership owned or used by either of the Parties or any of their respective Affiliates and includes the Approved Marks and the Contractor Marks.
“Notice” shall mean a written notice, direction or instruction given in accordance with Section 14.01.
“NTSB” shall mean the United States National Transportation Safety Board or any successor Governmental Authority then overseeing air transportation safety.
[***]
“Outstation” shall mean any airport other than the Hub.
“Party” shall mean any of American, on the one hand, Contractor, on the other hand, and “Parties” shall mean American and Contractor, collectively.
“Passenger-Related Terminal Facilities” shall mean all passenger-related terminal facilities and spaces used in connection with the operation of Regional Airline Services, including without limitation all passenger lounges, passenger holding areas, aircraft parking positions (which may or may not be adjacent to a passenger holding area) and associated ramp spaces, gates (including loading bridges and associated ground equipment parking areas), ticketing counters, curbside check-in facilities, baggage makeup areas, and inbound baggage areas.
“Person” shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.
“Regional Airline Services” shall mean, collectively, the provisioning by Contractor to American of Scheduled Flights, and the provision of maintenance or repair services on Covered Aircraft, all in accordance with the terms and conditions of this Agreement; but excluding in all events any and all ground handling and related services to be provided by a third party for aircraft flown by American or on its behalf.
“Representative” shall mean the individual agent or representative designated by each Party to be its formal liaison with or representative to the other Party for matters relating to this Agreement, having the (non-exclusive) authority and responsibility as described in this Agreement.
“Scheduled Flight” shall mean a flight of a Covered Aircraft that is then included in the applicable Final Monthly Schedule and any other flights operated by Contractor at the request of American; but excluding any charter flights of a Covered Aircraft not included in the applicable Final Monthly Schedule for the month of such flight.
“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the occurrence of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any other Person in which such Person directly, or indirectly through other Subsidiaries or Affiliates, beneficially owns more than 50% of the equity interest of that Person at the time.

“Taxi Fuel Burn” shall mean the actual average taxi fuel burn per Scheduled Flight (measured in gallons per hour) for all Covered Aircraft during the respective measurement period (quarterly or annually).
“Term” shall mean the Initial Term or the Extension Term, as applicable.
“Termination Date” shall mean the date of the termination of this Agreement, as provided in a Notice delivered from one Party to the other pursuant to Article XII, or, if no such early termination shall have occurred, the date of the end of the Term.
“Third Party” shall mean any Person that is not an Affiliate of American or Contractor, as the case may be.
“TSA” shall mean the United States Transportation Security Administration or any department of a Governmental Authority then performing the same or substantially similar duties.
“Uncontrollable Cancellation” shall mean cancellations that are due to (i) a universal FAA airworthiness directive that generally affects the aircraft type flown by Contractor under this Agreement and is not the result of any action or failure to act by Contractor or (ii) any event that is not set forth on Schedule 11.
“Uncontrollable Delay” shall mean delays that are due to (i) a universal FAA airworthiness directive that generally affects the aircraft type flown by Contractor under this Agreement and is not the result of any action or failure to act by Contractor or (ii) any event that is not set forth on Schedule 13.
“Wind-Down Period” shall mean the period after the Termination Date and until the time when the last Covered Aircraft has been removed from this Agreement in accordance with Section 11.02(d).
“Wind-Down Schedule” shall mean the schedule, procedures and process for terminating Regional Airline Services relating to any Covered Aircraft in accordance with Section 11.02, which Wind-Down Schedule shall designate a date of removal for such Covered Aircraft at which time the Covered Aircraft shall no longer be subject to the provisions of this Agreement.
Additionally, the following terms shall have the meaning set forth in the corresponding sections of or schedules to this Agreement:

Term	Defined in Section or Schedule
"AA Flights"	Section 3.04(b)
"Additional Aircraft"	Section 3.03
"Agreement"	Introductory Paragraph
"Airport Operators"	Section 2.05
"American"	Introductory Paragraph
"American Absorbed Expense"	Schedule 4
"American Cost Initiative"	Section 7.03(b)
"American Gates and Facilities"	Section 2.05
"American Gates and Facilities Agreements"	Exhibit E
"American Software"	Section 6.03(i)
"Average Peer Group Rates"	Schedule 4
"Bankruptcy Code"	Section 14.22
"Base Compensation"	Schedule 7
"Block Hour Rate"	Schedule 7
"Bonus"	Schedule 7
"CAATS"	Schedule 3
"CAD"	Schedule 8

"Chapter 11 Cases"	Section 14.22
"Codeshare Airlines"	Section 3.04(e)
"Communication"	Section 14.01
"Contractor"	Introductory Paragraph
"Contractor Fuel Task Force"	Schedule 5
"Contractor Marks"	Section 6.03(a)
"Contractor Overnight Maintenance Facilities"	Schedule 3
"Controllable Costs"	Schedule 4
"Covered Aircraft"	Section 2.01
"Covered Aircraft Day Rate"	Schedule 7
"Covered Aircraft Monthly Rate"	Schedule 7
"Departure Rate"	Schedule 7
"Dispute"	Section 13.01
"Effective Date"	Introductory Paragraph
"Emergency Assistance Agreement"	Recitals
"EP"	Schedule 7
"Escalation Percent"	Schedule 7
"Extension Term"	Section 12.01
"Final Monthly Schedule"	Schedule 3
"Flight Hour Rate"	Schedule 7
"Fuel Burn Performance"	Schedule 5
"Fuel Efficiency Program"	Schedule 5
"[***]"	[***]
"Holdings"	Recitals
"IATA"	Schedule 5
"Implementation Date"	Section 3.01(a)
"Increased Primary Driver Rates"	Schedule 7
"Initial Term"	Section 12.01
"Insolvency Event"	Section 11.02(a)(i)
"Interior Design"	Section 4.03(e)(i)
"Invoiced Amount"	Schedule 7
"Maintenance Flights"	Section 3.01(d)
"Material Breach"	Section 11.02(a)(ii)
"Maximum Average Monthly Block Hour Utilization"	Schedule 3
"Maximum Average Monthly Cycle Utilization"	Schedule 3
"Minimum Average Monthly Block Hour Utilization"	Schedule 3
"Maximum Average Monthly Cycle Utilization"	Schedule 3
"MXN"	Schedule 8
"Pass Through Costs"	Schedule 4
"Penalty"	Schedule 7
"Permitted Uses"	Section 14.08(b)
"Primary Driver Rates"	Schedule 7
"Primary Drivers"	Schedule 7
"Requested Plan"	Schedule 3
"Scheduled Repainting"	Section 4.03(e)(ii)(B)
"Security Best Practices"	Section 14.07(a)

"Security Policies"	Exhibit D
"Security Procedures"	Exhibit D
"Security Technical Controls"	Exhibit D
"Spare Aircraft"	Section 3.02
"Standards of Service"	Exhibit B
"USD"	Schedule 10

EXHIBIT B
STANDARDS OF SERVICE
These Standards of Service are meant to provide an overview for Contractor of the service expectations established by American for in-flight services on Scheduled Flights. The Standards of Service outlined herein are not all-inclusive and may be changed from time to time by American in its sole discretion.
I.In-Flight Service Product and Delivery. Contractor shall achieve at least the comparable quality of airline service as provided by American. Contractor shall coordinate with American's (or American's Affiliate's) In-flight Services Department to ensure consistency and quality of Contractor's in-flight service product, including non-safety related functions such as in-flight marketing announcements, meal and beverage presentation and delivery and provisioning and usage of passenger amenity kits. Contractor shall implement suggestions made by American's (or American's Affiliate's) In-flight Services Department. Contractor shall coordinate with American to ensure consistency with American's product delivery, including American-logo napkins, stir rods and cups. Wherever possible, snack and beverage items should be consistent with the products served by American. Each Covered Aircraft shall be supplied by American with an adequate supply of American's in-flight publications. Contractor must place these in-flight publications in the designated seat pocket of each seat. Unless otherwise Consented to by American, American's in-flight publications are the only magazines authorized in such seat pockets.

II.Uniforms. Contractor's flight attendants on Scheduled Flights shall wear uniforms as required under Section 4.03(b). Contractor's employees in such uniforms, whether on or off duty, are not permitted to drink intoxicating beverages, give the appearance of being intoxicated or visit any establishment whose primary purpose is to dispense liquor (including bars, saloons, cocktail lounges and liquor stores). As used herein, “uniform” refers to any uniform apparel bearing the American brand or insignia, or which can be in any way identified with American or one of its Affiliates. Because the actions and appearance of employees influence, to a considerable extent, the public's opinion of the American brand, uniformed employees must be mindful of this and conduct themselves accordingly.

III.In-Flight Announcements. While Contractor shall provide basic announcements, American may request that Contractor make promotional announcements on behalf of American from time to time and Contractor shall honor and execute any such request. In all on-board announcements on Scheduled Flights, only the names “American Airlines” or “American Eagle” may be included and Contractor's names shall not be included unless otherwise Consented to by American.

IV.Catering. American shall provide at its sole cost and expense, or arrange for another Person to provide, the catering services for flights on Covered Aircraft (excluding any Maintenance Flights, Ferry Flights or non-revenue flights to ferry or position Covered Aircraft), and, as directed by American, Contractor shall serve the food and beverages provided by catering services on all such flights in accordance with procedures and standards approved by American in its sole discretion.

V.Failure to Meet Standards of Service.

A.In the event that Contractor fails to meet the Standards of Service as set forth in this Exhibit B, American may give Notice to Contractor's Representative of such failure and the Parties' Representatives shall meet within fifteen (15) days to discuss such failure in good faith. At such meeting, Contractor shall submit to American a corrective action plan that Contractor reasonably believes will cure such failure to meet the Standards of Service within thirty (30) days and provide adequate assurance to American that such Standards of Service will be complied with for the foreseeable future.

B.If Contractor subsequently fails to meet the requirement of such corrective action plan, then within thirty (30) days of Notice from American in accordance with Section 11.02(a)(ii), American shall have the right to terminate this Agreement.

EXHIBIT C
TRAINING
I.Customer Service. Contractor agrees that it shall train or cause to be trained to proficiency, all customer service employees of Contractor that may be associated with providing Regional Airline Services. Contractor agrees to participate in any and all special training or other programs that American provides for its customer service employees. Contractor may elect to accomplish such training through the use of a “Train the Trainer” concept, if Consented to by American in its sole discretion. Subject to the provisions of Schedule 4, Contractor's flight attendants providing Regional Airline Services shall be trained by Contractor, at Contractor's sole cost and expense, on meal and beverage service procedures for Scheduled Flights, including liquor and duty-free sales and cash handling, and will collect all on-board revenue for liquor and duty-free sales on Scheduled Flights.

II.Ground Handling. Contractor shall provide to American (or to any Person chosen by American), at Contractor's own cost and expense, all reasonably necessary training to enable American (or any Person chosen by American) to provide all ground handling and related services with respect to the operation of the Covered Aircraft for Scheduled Flights. Such training shall include cargo training and may, in American's sole discretion, be accomplished through the use of a “Train the Trainer” procedure.

EXHIBIT D
AMERICAN'S SECURITY POLICIES AND PROCEDURES
The following is not intended to be an all inclusive list of security services and obligations necessary to comply with Security Best Practices, but is intended to capture key elements of such a program. American reserves the right to modify the obligations set forth herein or add new obligations, and any such modified or new security requirement, specification or event reporting procedures shall become effective thirty (30) days after Notice thereof from American.
I.Definitions. As used in this Exhibit D, the terms set forth in this Section I shall have the meanings provided herein.

“Security Policies” shall mean statements of direction for securing company information pertaining to Security Best Practices and mandating compliance with applicable laws and regulations. Typically, Security Policies are high level instructions to management on how the organization is to be run with respect to Security Best Practices.
“Security Procedures” shall mean statements of the step-by-step actions taken to achieve and maintain compliance with Security Best Practices.
“Security Technical Controls” shall mean any specific hardware, software or administrative mechanisms necessary to enforce Security Best Practices in accordance with the terms of this Agreement as methods for addressing security risks to information technology systems and relevant physical locations, or implementing related policies. Security Technical Controls specify technologies, methodologies, implementation procedures, and other detailed factors or other processes to be used to implement Security Policy elements relevant to specific groups, individuals, or technologies.
II.Information Security Policy. Contractor specifically represents and warrants that it has established, and during the Term it will at all times enforce:

A.an ongoing program of Security Policies, Security Procedures, and Security Technical Controls;

B.a security incident management program;

C.a security awareness program;

D.business continuity and recovery plans, including regular testing;

E.rigorous change control procedures; and

F.procedures to conduct periodic independent security risk evaluations to identify critical information assets, assess threats to such assets, determine potential vulnerabilities, and provide for timely remediation.

III.Physical Access. Contractor specifically represents and warrants that it has established, and during the Term it will at all times enforce:

A.physical protection mechanisms for all information assets and information technology to ensure such assets and technology are stored and protected in appropriate data centers;

B.appropriate facility entry controls are in place to limit physical access to systems that store or process data;

C.processes to ensure access to facilities is monitored and restricted on a “need to know” basis; and

D.controls to physically secure all Confidential Information and to properly destroy such information when it is no longer needed.

IV.Logical Access. Contractor specifically represents and warrants that it has established, and during the Term it will at all times enforce:

A.appropriate mechanisms for user authentication and authorization in accordance with a “need to know” policy;

B.controls to enforce rigorous access restrictions for remote users, contractors and service providers;

C.timely and accurate administration of user account and authentication management;

D.processes to ensure assignment of unique IDs to each person with computer access;

E.processes to ensure Contractor-supplied defaults for passwords and security parameters are changed and appropriately managed ongoing;

F.mechanisms to track all access to Confidential Information by unique ID;

G.mechanisms to encrypt or hash all passwords; and

H.processes to immediately revoke accesses of inactive accounts or terminated/transferred users.

V.Security Architecture and Design. Contractor specifically represents and warrants that it has established, and during the Term it will at all times maintain:

A.a security architecture that reasonably assures delivery of Security Best Practices;

B.documented and enforced technology configuration standards;

C.processes to encrypt Confidential Information in transmission and storage;

D.processes to ensure regular testing of security systems and processes;

E.a system of effective firewall(s) and intrusion detection technologies necessary to protect Confidential Information; and

F.database and application layer design processes that ensure web site applications are designed to protect the information data that is collected, processed, and transmitted through such systems.

VI.System and Network Management. Contractor specifically represents and warrants that it has established, and during the Term it will at all times maintain:

A.mechanisms to keep security patches current;

B.processes to monitor, analyze, and respond to security alerts;

C.appropriate network security design elements that provide for segregation of data;

D.regular update anti-virus software and use the same; and

E.processes to regularly verify the integrity of installed software.

EXHIBIT E
STANDARDS OF USE OF AMERICAN GATES AND FACILITIES

I.Standards. In connection with Contractor's license to use of the American Gates and Facilities, Contractor shall:

A.comply with the provisions of any agreement or understanding governing American's or an American Affiliate's ownership, lease, sublease, use, license of the American Gates and Facilities to the extent any American Gates and Facilities are then being used by Contractor (the “American Gates and Facilities Agreements”; provided that American shall provide Contractor with prior Notice of any such agreement or understanding, or summaries of the relevant terms thereof, which Notice shall be delivered no later than ten (10) days prior to Contractor's required compliance therewith, unless American is given less than ten (10) days' Notice from any third party of such agreement or understanding, in which case American shall provide Contractor with such Notice reasonably promptly thereafter and; provided further that such American Gates and Facilities Agreements shall not impose material duties and obligations upon Contractor that are substantially greater than those imposed on American by agreements or understandings that American has entered into with Third Parties related to the ownership, lease, sublease, use, and/or license of the American Gates and Facilities), but excluding, in all events, any obligation to make payments thereunder;

B.not cause there to be any breaches or violations of any of the provisions of the American Gates and Facilities Agreements due to action or inaction by Contractor or any Contractor Agents;

C.promptly remedy any breach or violation of any provision of the American Gates and Facilities Agreements upon Notice from American to the extent caused by or resulting from any actions taken by Contractor or any Contractor Agents;

D.promptly observe, obey and execute the provisions of any and all present and future rules, regulations, procedures, orders, and directives issued by American attributable to any American Gates and Facilities then used by Contractor; provided that American shall provide Contractor with prior Notice of any such rules, regulations, procedures, orders, and directives, which Notice shall be delivered no later than ten (10) days prior to Contractor's required compliance therewith;

E.promptly observe, obey and execute the provisions of any and all present and future laws, rules, regulations, requirements, orders and directives promulgated by any applicable governmental authority or airport authority to the extent then applicable to Contractor's use or occupancy of such American Gates and Facilities; provided that American shall provide Contractor with prior Notice therewith, which Notice shall be delivered no later than ten (10) days prior to Contractor's required compliance therewith and; provided further that any reasonable and documented out-of-pocket costs actually incurred by Contractor in connection therewith shall be a Pass Through Cost payable in accordance with Schedule 3;

F.procure from all applicable airport and governmental authorities all licenses, certificates, permits or other authorizations that may be necessary or required for the conduct of Contractor's operations at any such American Gates and Facilities;

G.cooperate with American to obtain any applicable consents or approvals required with respect to Contractor's use of any such American Gates and Facilities;

H.conduct its operations at such American Gates and Facilities in accordance with the rules, regulations, and requirements of the applicable airport authority;

I.with respect to American Gates and Facilities then used by Contractor or any Contractor Agent, control the conduct, demeanor and appearance of Contractor Agents so as to maintain high professional standards and to avoid disruption to or interference with the operations of American, or others, and upon objection from American or the applicable airport authority concerning the conduct, demeanor, or appearance of such person, immediately take all steps necessary to resolve such objections;

J.keep the American Gates and Facilities then used by Contractor free from dirt, trash, debris and otherwise in a clean, neat and orderly condition at all times and not cause any damage to the American Gates and Facilities, normal wear and tear excepted; provided that the foregoing shall not relieve American from providing routine janitorial services with respect to the foregoing;

K.keep the American Gates and Facilities in a clean, neat and orderly condition at all times and not cause any damage to the American Gates and Facilities, normal wear and tear excepted; provided that the foregoing shall not relieve American from providing routine janitorial services with respect to the foregoing;

L.with respect to American Gates and Facilities then used by Contractor or Contractor Agents, conduct their operations in such manner that at no time will it do or knowingly permit to be done any act or thing upon such American Gates and Facilities that will invalidate or conflict with any fire and casualty insurance policies covering such American Gates and Facilities, or any part thereof, or which may create a hazardous condition so as to increase the risk normally attendant upon Contractor's operations contemplated hereunder, and promptly observe and comply with any and all present and future rules and regulations, requirements, orders and directions of the Fire Underwriters Association or of any other board or organization which may exercise similar functions; and

M.with respect to American Gates and Facilities then used by Contractor or Contractor Agents, as directed by American, use commercially reasonable efforts to provide any Person with access at any reasonable time, subject to applicable security requirements or restrictions.

N.It is intended that the standards and obligations imposed by this Section I shall be maintained or complied with Contractor in addition to its required compliance with any applicable laws, ordinances and regulations promulgated by any applicable airport authority or governmental authority that is currently in effect or which may be enacted.

II.Utilities, Maintenance, and Repairs.

A.American shall furnish the American Gates and Facilities with utilities and services to the extent that they are furnished to American, except that American assumes no responsibility for interruption of such services for any reason whatsoever, and Contractor agrees to pay American for any extraordinary electrical, gas, water consumption or other utility or service charges related to the Contractor's use of the American Gates and Facilities at the rate payable by American for that utility.

B.American will be responsible for ordinary and minor repairs to, and maintenance on, the American Gates and Facilities.

C.Notwithstanding the above, Contractor shall, at its sole cost and expense, and in a manner acceptable to American, repair any damage to the American Gates and Facilities caused by any act or omission of Contractor, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors, or invitees, normal wear and tear excepted.

III.Modifications and Preparations.

A.Contractor shall not make any modifications or alterations to the American Gates and Facilities without the express written consent of American.

B.American shall be responsible for all costs associated with preparing the American Gates and Facilities for Contractor's use in the condition required by and in accordance with the requirements set forth in this Agreement.

C.Contractor shall be responsible for all costs associated with moving its personnel and equipment or its movement of any other equipment.

D.Upon cessation of Contractor's right to use the American Gates and Facilities for whatever reason, Contractor shall remove all of Contractor's equipment or other personal property, remove any modifications or other alterations to such American Gates and Facilities unless otherwise instructed by American in writing, and surrender such American Gates and Facilities to American in a clean, neat, and orderly condition, without any damage, normal wear and tear excepted.

IV.Furniture/Other.

A.Contractor, at its sole cost, shall provide all furniture or related furnishings for use by Contractor at the American Gates and Facilities.